                                                                  Exhibit 10.1




                         AGREEMENT AND PLAN OF REORGANIZATION

                            Dated as of September 17, 1998

                                     By and Among

                              PHOENIX TECHNOLOGIES LTD.

                               PHOENIX SUB CORPORATION

                             SAND MICROELECTRONICS, INC.

                                         and

                                    BABU CHILUKURI
                                     ANAND NAIDU
                                      AJIT DEORA

                         AGREEMENT AND PLAN OF REORGANIZATION

                                                                                 Page
ARTICLE I THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Effective Time; Closing. . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4  Articles of Incorporation; Bylaws. . . . . . . . . . . . . . . . . . . . .2
     1.5  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.6  Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.7  Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     1.8  Surrender of Certificates. . . . . . . . . . . . . . . . . . . . . . . . .9
     1.9  No Further Ownership Rights in Sand Common Stock . . . . . . . . . . . . 10
     1.10 Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . 10
     1.11 Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . 10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SAND. . . . . . . . . . . . . . . . . 10
     2.1  Organization of Sand . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.2  Sand Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.3  Obligations With Respect to Common Stock . . . . . . . . . . . . . . . . 11
     2.4  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.5  Sand Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 13
     2.6  Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . 13
     2.7  Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.8  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.9  Compliance; Permits; Restrictions. . . . . . . . . . . . . . . . . . . . 16
     2.10 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.11 Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . 16
     2.12 Employee Matters and Benefit Plans . . . . . . . . . . . . . . . . . . . 16
     2.13 Absence of Liens and Encumbrances; Condition of Equipment. . . . . . . . 20
     2.14 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.15 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.16 Agreements, Contracts and Commitments. . . . . . . . . . . . . . . . . . 21
     2.17 Employees; Change of Control Payments. . . . . . . . . . . . . . . . . . 22
     2.18 Restrictions on Business Activities. . . . . . . . . . . . . . . . . . . 22
     2.19 Title to Properties; Absence of Liens and Encumbrances . . . . . . . . . 22
     2.20 Proxy Statement/Information Statement. . . . . . . . . . . . . . . . . . 23
     2.21 Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.22 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.23 Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.24 Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.25 No Material Misrepresentations . . . . . . . . . . . . . . . . . . . . . 24


                                       -i-


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PHOENIX AND MERGER SUB . . . . . . . 24
     3.1  Organization of Phoenix. . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.3  No Material Misrepresentations . . . . . . . . . . . . . . . . . . . . . 25
     3.4  Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.5  Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE IV ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.1  Securities Act Exemption . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.2  Stock Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.3  Sand Shareholders' Representations Regarding Securities Law Matters. . . 26
     4.4  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.5  Nasdaq National Market Listing . . . . . . . . . . . . . . . . . . . . . 27
     4.6  Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.7  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.8  Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.9  Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.10 Access to Information; Confidentiality . . . . . . . . . . . . . . . . . 30
     4.11 No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.12 Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.13 Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.14 Notification of Certain Matters. . . . . . . . . . . . . . . . . . . . . 31
     4.15 Commercially Reasonable Efforts and Further Assurances . . . . . . . . . 31
     4.16 Joint Business Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.17 Sand Employee Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     4.18 Tax Return Preparation and Review. . . . . . . . . . . . . . . . . . . . 32

ARTICLE V CONDITIONS TO OBLIGATIONS OF PHOENIX . . . . . . . . . . . . . . . . . . 32
     5.1  Shareholder Approval.. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.2  No Actions or Proceeding . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.3  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . 32
     5.4  No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . 33
     5.5  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.6  Non-Compete Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.7  Acquisition Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.8  Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.9  Certificates and Documents . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE VI CONDITIONS TO OBLIGATIONS OF SAND . . . . . . . . . . . . . . . . . . . 33
     6.1  Shareholder Approval.. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.2  No Actions or Proceeding.. . . . . . . . . . . . . . . . . . . . . . . . 34
     6.3  Representations and Warranties.. . . . . . . . . . . . . . . . . . . . . 34
     6.4  Non-Compete Agreements.. . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.5  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34


                                       -ii-


     6.6  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . 34

ARTICLE VIII INDEMNITY OF PHOENIX. . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.1  Indemnification of Phoenix.. . . . . . . . . . . . . . . . . . . . . . . 35
     8.2  Indemnification for Dissenters' Shares.. . . . . . . . . . . . . . . . . 35
     8.3  Notice.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.4  Survival of Indemnification Obligation.. . . . . . . . . . . . . . . . . 36
     8.5  Notice of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.6  Right of Offset. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.7  No Limitation of Remedies. . . . . . . . . . . . . . . . . . . . . . . . 37
     8.8  Determination of Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE IX COSTS INCIDENT TO AGREEMENT . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE X TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.2 Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.3 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.4 Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     11.1 Successors and Assigns.. . . . . . . . . . . . . . . . . . . . . . . . . 39
     11.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     11.3 Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     11.4 Remedies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.5 Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41


Exhibit A Form of Voting Agreement
Exhibit B Form of Agreement of Merger
Exhibit C Form of Non-Compete Agreement
Exhibit D Declaration of Registration Rights

                         AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into by and among PHOENIX TECHNOLOGIES LTD., a Delaware corporation ("PHOENIX"), PHOENIX SUB CORPORATION, a California corporation and a wholly owned subsidiary of Phoenix ("MERGER SUB"), SAND MICROELECTRONICS, INC., a California corporation ("SAND"), and Babu Chilukuri, Anand Naidu and Ajit Deora (the "SAND FOUNDERS").

                                       RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law ("CALIFORNIA LAW"), Phoenix and Sand will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Sand (the "MERGER").

     B. The Board of Directors of Phoenix (i) has determined that the Merger is in the best interests of its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

     C. The Board of Directors of Sand (i) has determined that the Merger is in the best interests of Sand and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Sand (the "SAND SHAREHOLDERS") approve this Agreement and approve the Merger.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Phoenix's willingness to enter into this Agreement, the Sand Founders shall enter into Voting Agreements in substantially the form attached hereto as EXHIBIT A (the "VOTING AGREEMENTS");

     E. Phoenix, Merger Sub and Sand desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

                                      ARTICLE I
                                      THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section l.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law, Merger Sub shall be merged with and into Sand, the separate corporate existence of Merger Sub shall cease and Sand shall continue as the surviving corporation. Sand as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, substantially in the form of EXHIBIT B hereto (the "AGREEMENT OF MERGER") with the Secretary of State of the State of California, in accordance with the relevant provisions of California law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Agreement of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and the Agreement of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Articles V and VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Sand and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sand and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  ARTICLES OF INCORPORATION; BYLAWS.

          (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Sand Microelectronics, Inc.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, until their successors are elected or appointed and qualified.

     1.6  EFFECT ON CAPITAL STOCK.

          (a)  DEFINITIONS.

               (i) 1999 REVENUE PAYMENT shall mean a number calculated by multiplying $800,000 by the 1999 Revenue Percentage; provided, however, that in no event shall the 1999 Revenue Payment exceed $2,400,000;

               (ii) 2000 REVENUE PAYMENT shall mean a number calculated by multiplying $1,600,000 by the 2000 Revenue Percentage and subtracting the 1999 Revenue Payment; provided, however, that in no event shall the sum of the 1999 Revenue Payment and the 2000 Revenue Payment exceed $2,400,000;

               (iii) 2001 REVENUE PAYMENT shall mean a number calculated by multiplying $2,400,000 by the 2001 Revenue Percentage and subtracting the sum of
(A) the 1999 Revenue Payment and (B) the 2000 Revenue Payment; provided, however, that in no event shall the sum of the 1999 Revenue Payment, the 2000 Revenue Payment and the 2001 Revenue Payment exceed $2,400,000;

               (iv) 1999 REVENUE PERCENTAGE shall mean the quotient calculated by dividing the 1999 Actual Revenues by the 1999 Projected Revenues;

               (v) 2000 REVENUE PERCENTAGE shall mean the quotient calculated by dividing the 2000 Cumulative Revenues by the 2000 Cumulative Projected Revenues;

               (vi) 2001 REVENUE PERCENTAGE shall mean the quotient calculated by dividing the 2001 Cumulative Revenues by the 2001 Cumulative Projected Revenues;

               (vii) 1999 ACTUAL REVENUES shall mean the actual net revenues of the Business Unit for the fiscal year ended September 30, 1999; provided, however, that one-half of the actual net revenues of the Business Unit from the Closing Date through September 30, 1998 shall be included in the 1999 Actual Revenues, but in no event shall the 1999 Actual Revenues be less than zero;

               (viii) 2000 CUMULATIVE REVENUES shall mean the sum of the actual net revenues of the Business Unit for the fiscal years ended September 30, 1999 and September 30, 2000, but in no event shall the 2000 Cumulative Revenues be less than zero;

               (ix) 2001 CUMULATIVE REVENUES shall mean the sum of the actual net revenues of the Business Unit for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001, but in no event shall the 2001 Cumulative Revenues be less than zero;

               (x) 1999 PROJECTED REVENUES shall mean the net revenues of the Business Unit for the fiscal year ended September 30, 1999 as set forth in the Joint Business Plan;

               (xi) 2000 CUMULATIVE PROJECTED REVENUES shall mean the sum of the net revenues of the Business Unit for the fiscal years ended September 30, 1999 and September 30, 2000 as set forth in the Joint Business Plan;

               (xii) 2001 CUMULATIVE PROJECTED REVENUES shall mean the sum of the net revenues of the Business Unit for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001 as set forth in the Joint Business Plan;

               (xiii) 1999 OPERATING EARNINGS PAYMENT shall mean a number calculated by multiplying $533,334 by the 1999 Operating Earnings Percentage; provided, however, that in no event shall the 1999 Operating Earnings Payment exceed $1,600,000;

               (xiv) 2000 OPERATING EARNINGS PAYMENT shall mean a number calculated by multiplying $1,066,666 by the 2000 Operating Earnings Percentage and subtracting the 1999 Operating Earnings Payment; provided, however, that in no event shall the sum of the 1999 Operating Earnings Payment and the 2000 Operating Earnings Payment exceed $1,600,000;

               (xv) 2001 OPERATING EARNINGS PAYMENT shall mean a number calculated by multiplying $1,600,000 by the 2001 Operating Earnings Percentage and subtracting the sum of the (A) 1999 Operating Earnings Payment and (B) the 2000 Operating Earnings Payment; provided, however, that in no event shall the sum of the 1999 Operating Earnings Payment, the 2000 Operating Earnings Payment and the 2001 Operating Earnings Payment exceed $1,600,000;

               (xvi) 1999 OPERATING EARNINGS PERCENTAGE shall mean the quotient calculated by dividing the 1999 Actual Operating Earnings by the 1999 Projected Operating Earnings;

               (xvii) 2000 OPERATING EARNINGS PERCENTAGE shall mean the quotient calculated by dividing the 2000 Cumulative Operating Earnings by the 2000 Cumulative Projected Operating Earnings;

               (xviii)   2001 OPERATING EARNINGS PERCENTAGE shall mean the
quotient calculated by dividing the 2001 Cumulative Operating Earnings by the 2001 Cumulative Projected Operating Earnings;

               (xix) 1999 ACTUAL OPERATING EARNINGS shall mean the fully-allocated operating earnings from continuing operations of the Business Unit before interest and taxes for the fiscal year ended September 30, 1999 determined on a basis consistent with the guidelines set forth in the Joint Business Plan, but in no event shall the 1999 Actual Operating Earnings be less than zero;

               (xx) 2000 CUMULATIVE OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) from continuing operations of the Business Unit before interest and taxes for the fiscal years ended September 30, 1999 and September 30, 2000 determined on a basis consistent with the guidelines set forth in the Joint Business Plan, but in no event shall the 2000 Cumulative Operating Earnings be less than zero;

               (xxi) 2001 CUMULATIVE OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) from continuing operations of the Business Unit before interest and taxes for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001, determined on a basis consistent with the guidelines set forth in the Joint Business Plan, but in no event shall the 2001 Cumulative Operating Earnings be less than zero;

               (xxii) 1999 PROJECTED OPERATING EARNINGS shall mean the fully-allocated operating earnings (loss) of the Business Unit as set forth in the Joint Business Plan for the fiscal year ended September 30, 1999;

               (xxiii)   2000 CUMULATIVE PROJECTED OPERATING EARNINGS shall mean
the sum of the fully-allocated operating earnings (loss) of the Business Unit for the fiscal years ended September 30, 1999 and September 30, 2000 as set forth in the Joint Business Plan;

               (xxiv) 2001 CUMULATIVE PROJECTED OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) of the Business Unit for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001 as set forth in the Joint Business Plan;

               (xxv) BUSINESS UNIT shall mean a portion of the business and product lines of Phoenix as described in the Joint Business Plan;

               (xxvi) JOINT BUSINESS PLAN shall mean the joint business plan prepared by the parties hereto dated _________, 1998;

               (xxvii)   OPTION EXCHANGE RATIO shall mean (A) $26,076,800, the
estimated net present value of the Merger Consideration, plus the aggregate exercise price of any vested Sand Stock Options exercised between the date hereof and the Effective Time, minus the amount by which the costs and expenses incurred by Sand in connection with the preparation, execution or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers and persons providing other services exceeds $400,000, divided by the Fully Diluted Number, and divided by (B) $7.10, the average closing price of a share of Phoenix Common Stock for the ten most recent days that Phoenix Common Stock has traded ending on the trading day immediately prior to the date hereof, as reported on the Nasdaq Stock Market;

               (xxviii) FULLY DILUTED NUMBER shall mean all shares of Sand Common Stock outstanding at the Effective Time plus the number of shares of Sand Common Stock underlying all vested and unvested Sand Stock Options (as defined below) outstanding as of the Effective Time; and

               (xxix) OUTSTANDING SHARES shall mean the number of shares of Sand Common Stock outstanding at the Effective Time.

          (b) CONVERSION OF SAND COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Sand or the holders of any shares of the Common Stock of Sand, each share of the Common Stock, no par value, of Sand (the "SAND COMMON STOCK") issued and outstanding immediately prior to the Effective Time and all rights to accrued dividends in respect thereof (other than any shares of Sand Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a))), will be canceled and extinguished and automatically converted into the right to receive on the dates described below, the following (the "MERGER CONSIDERATION"):

               (i) at the Effective Time, an amount of cash equal to (A) the total of $20,000,000 plus the aggregate exercise price of any vested Sand Stock Options exercised between the date hereof and the Effective Time, minus the amount by which the costs and expenses incurred by Sand in connection with the preparation, execution or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers and persons providing other services exceeds $400,000, divided by (B) the Fully Diluted Number (the "FIXED AMOUNT");

               (ii) at the Effective Time, the right to receive a number of shares of Phoenix Common Stock (the "PHOENIX COMMON STOCK") equal to 500,000 divided by the Fully Diluted Number, together with a right to purchase (in respect of each whole share of Phoenix Common Stock) 1/100 of a share of Series A Junior Participating Preferred Stock of Phoenix pursuant to the Rights Agreement dated October 31, 1989 between Phoenix and The First National Bank of Boston;

               (iii) (A) sixty (60) days following Phoenix's 1999 fiscal year, an amount equal to the sum of the 1999 Revenue Payment and 1999 Operating Earnings Payment divided by the Fully Diluted Number; (B) sixty (60) days following Phoenix's 2000 fiscal year, an amount equal to the sum of the 2000 Revenue Payment and 2000 Operating Earnings Payment divided by the Fully Diluted Number; and (C) sixty (60) days following Phoenix's 2001 fiscal year, an amount equal to the sum of the 2001 Revenue Payment and 2001 Operating Earnings Payment divided by the Fully Diluted Number Shares (the "CONTINGENT PAYMENTS").

                    For purposes of calculating the Contingent Payments, both actual net revenues of the Business Unit and Actual Operating Earnings shall be determined on a basis consistent with generally accepted accounting principles ("GAAP") applied as set forth in the Joint Business Plan. Notwithstanding the foregoing, any net proceeds received by Phoenix or the Surviving Corporation (after deduction of all expenses incurred by Phoenix or the Surviving Corporation in connection therewith, including all attorneys' fees and expenses) that arise out of or result from any claims that Sand may have against any third party with respect to any Sand IP Rights (as defined below) shall be included in the actual net revenues and fully-allocated operating earnings (loss) of the Business Unit for the fiscal year in which such proceeds are received.

                    In the event that after the Effective Time and on or before September 30, 2001, there has occurred (A) a merger or consolidation of Phoenix with or into any other corporation or corporations in which the stockholders of Phoenix own less than fifty percent (50%) of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of Phoenix (an "Acquisition"), or (B) any merger, consolidation, reorganization, sale of substantially all of the assets of the Business Unit or spin-off of the securities of any entity conducting the business of the Business Unit (a "Spin Off"), Phoenix shall cause the surviving corporation in any Acquisition or the acquiring corporation or entity that is conducting the business of the Business Unit in any Spin Off, to assume, by operation of law or otherwise, all of Phoenix's remaining obligations under this Agreement, and if the operation of the Business Unit is discontinued by such surviving or acquiring corporation or entity for reasons unrelated to the Business Unit's performance against the Joint Business Plan, the remaining Contingent Payments will be paid annually on the dates set forth herein and shall be calculated as if the Revenue Percentage and the Operating Earnings Percentage for each of the 1999, 2000 and 2001 fiscal years is 1 provided, however, that in no event shall the aggregate of the Contingent Payments exceed $4,000,000;.

                    In the event that after the Effective Time and on or before September 30, 2001, Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) materially modifies or alters the business model on which the Business Unit operates as set forth in the Joint Business Plan, such that the actual net revenue and Actual Operating Earnings targets set forth in the Joint Business Plan reasonably could not be achieved prior to September 30, 2001, Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) shall have the right, at its option, to either (i) adjust and calculate actual net revenues and Actual Operating Earnings of the Business Unit for purposes of calculating Contingent Payments as if the Business Unit were continuing to operate under the business model set forth in the Joint Business Plan or (ii) modify the Joint Business Plan to reflect the change in the business model; provided, however, that Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) may not make such adjustment or modification more than once in any fiscal year; and, provided further, that in the event of such material modification or alteration of the business model on which the Business Unit operates as set forth in the Joint Business Plan, Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) shall, within 60 days, give the Representative of the Sand Shareholders (defined below) notice of such material modification or alteration to the business model (which notice shall set forth such material modification or alteration in reasonable detail) and what option (as set forth in subsections (i) or (ii) above) that Phoenix has elected. The Representative of the Sand Shareholders shall have 60 days after receipt of the foregoing notice to either (i) dispute the foregoing modification or alteration in which case the parties shall submit the dispute to arbitration as set forth in Sections 8.5(c) and (d) or (ii) to elect, on behalf of all the Sand Shareholders, to receive in lieu of any remaining Contingent Payment (on the date each remaining Contingent Payment is due), an amount per share of Sand Common Stock, equal to $866,667 payable on each Contingent Payment due date subsequent to the event causing this adjustment divided by the Fully Diluted Number. If no objections are raised within such sixty (60) day period, the Representative, on behalf of all the Sand Shareholders shall be deemed to have accepted such material modification or alteration and Phoenix's election with respect thereto shall be final, binding and conclusive upon all of the parties hereto.

                    Phoenix shall deliver to Anand Naidu, acting as representative of the Sand Shareholders (the "REPRESENTATIVE") no later than five days prior to the payment date of each year for a Contingent Payment, a certificate signed by an officer of Phoenix containing a detailed summary of all computations, including any adjustments, as described above, performed by Phoenix in arriving at the Contingent Payment for such year (the "CERTIFICATE"). The Representative shall have a period of sixty (60) days after receipt of the Certificate to dispute any amounts reflected thereon; provided, that the Representative shall notify Phoenix in writing of each disputed item in reasonable detail and shall specify the amount thereof in dispute within such sixty (60) day period. Phoenix agrees to cooperate with any such confirmation request and make available to the Representative or his designated accountant, at all reasonable times, for inspection and review, the books and records of Phoenix relating to the Business Unit, including, but not limited to, all worksheets for the period under review and the aforementioned computations. If no objections are raised within such sixty
(60) day period, the Certificate and the Contingent Payment shall be final, binding and conclusive upon all of the parties hereto. If, during his review of the Certificate and accompanying worksheets and records, Representative or his designated accountant disagrees with the computation prepared by Phoenix and such disagreement cannot, with good faith effort, be promptly settled, Phoenix and Representative shall appoint a mutually satisfactory independent certified public accountant (the "Resolution Accountant") to review the computations of both Phoenix and Representative. The determination of the Resolution Accountant shall be delivered within ninety (90) days after the appointment of the Resolution Accountant and shall be binding on Phoenix and the Sand Shareholders. The fees and costs of the Resolution Accountant shall be borne one-half by Phoenix and one-half by the Sand Shareholders. Within three (3) business days after the Resolution Accountant makes his determination, Phoenix shall pay the Sand Shareholders the aggregate amount by which the Contingent Payment is increased thereby or the Sand Shareholders shall reimburse Phoenix the aggregate amount by which the Contingent Payment is decreased thereby. Alternatively, Phoenix may deduct any amounts payable to Phoenix under this Section 1.6(b)(iv) from the Contingent Payments.

          (c) CANCELLATION OF PHOENIX-OWNED STOCK. Any share of Sand Common Stock held in the treasury of Sand or owned by Merger Sub, Phoenix or any direct or indirect wholly owned subsidiary of Sand or of Phoenix immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d) STOCK OPTIONS. At the Effective Time, all options to purchase Sand Common Stock ("SAND STOCK OPTIONS") then outstanding under Sand's Non-Qualified Stock Option Plan and 1998 Stock Plan (together, the "SAND STOCK OPTION PLANS") shall be assumed by Phoenix and shall continue to have, and be subject to, the same terms and conditions as set forth in the Sand Stock Option Plan and/or any agreements pursuant to which such Sand Stock Options were granted as in effect immediately prior to the Effective Time, except that (A) each Sand Stock Option shall be exercisable for that number of whole shares of Phoenix Common Stock equal to the number of shares underlying such Sand Stock Option immediately prior to the Effective Time, multiplied by the Option Exchange Ratio and rounded down to the nearest whole number of shares of Phoenix Common Stock and (B) the price at which each such Sand Stock Option is exercisable shall be divided by the Option Exchange Ratio and rounded up to the nearest cent. Phoenix will cause such assumed Sand Stock Options to be registered on Form S-8 within 20 days of the Effective Time and shall have reserved at the Effective Time a sufficient number of its shares of Common Stock for issuance upon exercise of the assumed Sand Stock Options.

          (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, no par value, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each certificate of shares of Merger Sub Common Stock shall continue to evidence ownership of such share of Common Stock of the Surviving Corporation.

          (f) ADJUSTMENTS TO OPTION EXCHANGE RATIO. The Option Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Phoenix Common Stock or Sand Common Stock), reorganization, recapitalization or other like change with respect to Phoenix Common Stock or Sand Common Stock occurring on or after the date hereof and prior to the Effective Time.

     1.7  DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Sand Common Stock who has demanded and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES") shall not be converted into, or represent a right to receive, the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

          (b) Notwithstanding the foregoing, if any holder of shares of Sand Common Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (for failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration pursuant to Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares of Sand Common Stock in the manner provided in Section 1.8 hereof (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10 hereof).

          (c) Sand shall give Phoenix (i) prompt notice of any written demands for appraisal of any shares of Sand Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Sand which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under California Law. Sand shall not, except with the prior written consent of Phoenix or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Sand Common Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by Sand or the Surviving Corporation, as the case may be.

     1.8  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE PROCEDURES. Promptly after the Effective Time, Phoenix shall mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Sand Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Phoenix and shall be in such form and have such other provisions as Phoenix may reasonably specify) ("LETTER OF TRANSMITTAL") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration pursuant to Section 1.6. Upon surrender of Certificates for cancellation to Phoenix, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration pursuant to Section 1.6, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration set forth in

Section 1.6. Notwithstanding the foregoing, Phoenix shall cooperate with the Sand Shareholders to cause the Letters of Transmittal to be made available prior to the Effective Time so they may be completed by the Sand Shareholders before the Effective Time and to cause the cash portion of the Merger Consideration to be paid by wire transfer to the Sand Shareholders within two business days following the Effective Time for those Sand Shareholders for which the Letter of Transmittal and Certificates are provided to Phoenix at or following the Effective Time.

          (b)  NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 1.8, neither Phoenix, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Sand Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN SAND COMMON STOCK. All Merger Consideration paid upon the surrender for exchange of shares of Sand Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Sand Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Sand Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, Phoenix shall pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificates upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Phoenix may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Phoenix, Sand or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Sand and Merger Sub, the officers and directors of Sand and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement. This provision shall be a continuing obligation of the Sand Founders and the officers and directors of Sand and shall survive the Effective Time of the Merger.

                                      ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF SAND

     Sand hereby makes the representations and warranties to Phoenix and Merger Sub contained in this Article II, except as set forth in the disclosure letter previously delivered by Sand to Phoenix dated on or before the date hereof and certified by a duly authorized officer of Sand (the "SAND DISCLOSURE LETTER"). As used herein, where a statement is made "to the knowledge" of Sand or a statement is made that Sand "knows" a particular fact or circumstance, such knowledge shall include the actual knowledge after reasonable inquiry of each of the persons set forth in the Sand Disclosure Letter.

     2.1 ORGANIZATION OF SAND. Sand is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease or license or the nature of the business conducted by it requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations (a "Material Adverse Effect") on Sand. Sand has never had any subsidiaries. Sand has delivered true and correct copies of the Articles of Incorporation and Bylaws of Sand, as amended to date, to counsel for Phoenix.

     2.2 SAND CAPITAL STRUCTURE. The authorized capital stock of Sand consists of 50,000,000 shares of Common Stock, no par value, of which there were 12,218,250 shares issued and outstanding as of the date that is one day prior to the date hereof and no shares of Preferred Stock are authorized, issued or outstanding. All outstanding shares of Sand Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Sand or any agreement or document to which Sand is a party or by which it is bound. As of the date that is one day prior to the date hereof, Sand had reserved an aggregate of 2,000,000 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Sand Stock Option Plans, under which options are outstanding for an aggregate of 949,000 shares. Through the date that is one day prior to the date hereof Sand has issued employee offer letters agreeing to issue Sand Stock Options for an additional 102,000 shares of Sand Common Stock. All shares of Sand Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.2 of the Sand Disclosure Letter is a list of each outstanding option to acquire shares of the Common Stock of Sand as of the date that is one day prior to the date hereof, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any, and such list is true, correct and complete in all material respects.

     2.3 OBLIGATIONS WITH RESPECT TO COMMON STOCK. Except as set forth in Sections 2.2 or 2.3 of the Sand Disclosure Letter, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights) of any class of Sand, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.3 of the Sand Disclosure Letter, there are no commitments or agreements of any character to which Sand is a party or by which Sand is bound obligating Sand to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights) of Sand or obligating Sand to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interests or similar ownership interests, call, right, commitment or agreement. Except as set forth in
Section 2.3 of the Sand Disclosure Letter, there are no registration rights, and to the knowledge of Sand, except as set forth herein, there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security, partnership interests or similar ownership interests of any class of Sand.

     2.4  AUTHORITY.

          (a) Sand has all requisite corporate power and authority to enter into this Agreement and the Voting Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Voting Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sand, subject only to the approval of this Agreement by Sand's shareholders and the filing and recordation of the Agreement of Merger pursuant to California Law. A vote of the holders of at least a majority of the outstanding shares of the Sand Common Stock is required for Sand's shareholders to approve and adopt this Agreement, the Voting Agreements and to approve the Merger. This Agreement and the Voting Agreements have been duly executed and delivered by Sand and the Sand Founders and, assuming the due authorization, execution and delivery by Phoenix and Merger Sub, constitute the valid and binding obligations of Sand and the Sand Founders, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Voting Agreements by Sand and the Sand Founders do not, and the performance of this Agreement and the Voting Agreements by Sand and the Sand Founders will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Sand, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Sand Founders, Sand or by which the Sand Founders, Sand or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Sand's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Sand pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Sand is a party or by which Sand or its properties are bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Sand. Section 2.4 of the Sand Disclosure Letter lists all consents, waivers and approvals under any of Sand's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Sand or the Sand Founders in connection with the execution and delivery of this Agreement, the Voting Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the

Agreement of Merger with the Secretary of State of the State of California, and (ii such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Sand or have a material adverse effect on the ability of the parties to consummate the Merger.

     2.5  SAND FINANCIAL STATEMENTS.

          (a) Sand has delivered to Phoenix certain financial statements of Sand as follows: (i) the audited balance sheets as of December 31, 1997 and December 31, 1996 and the related audited statements of operations, shareholders' equity and cash flows of Sand for the years then ended, and the notes thereto; (ii) the unaudited quarterly financial data for the quarterly periods ended as of March 31, 1998 and June 30, 1998, and (iii) the unaudited balance sheet as of July 31, 1998 and the related statement of operations and shareholders' equity of Sand for the one month period then ended (collectively, the "SAND FINANCIALS"). Each of the Sand Financials (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly presented the financial position of Sand as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except for the absence of notes for the unaudited interim financial statements and that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be,
material in amount.   The balance sheet of Sand as of July 31, 1998 is
hereinafter referred to as the "SAND BALANCE SHEET." Except as disclosed in the Sand Financials, Sand does not have any liabilities, debts or obligations of any kind or description (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Sand, except (i) as and to the extent reflected or reserved against in the Sand Balance Sheet, or (ii) incurred since the date of the Sand Balance Sheet in the ordinary course of business consistent with past practices.

     2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Sand Balance Sheet through the date of this Agreement, there has not been: (i) any event that has had or would reasonably be expected to have a Material Adverse Effect on Sand, or (ii) any material change by Sand in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, nor has Sand entered into any contracts, leases, orders, or other commitments other than in the ordinary course of business.

     2.7  TAXES.

          (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) All federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed with any tax authority by or on behalf of the Sand with respect to any taxable period ending on or before the Closing Date if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable legal requirements. All amounts shown on the Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (c) Sand's financial statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Sand will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

          (d) Since January 1, 1995, no Tax Return of Sand has been examined or audited by any applicable tax authority. No extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any such Returns has been granted (by Sand or any other person on behalf of Sand), and no such extension or waiver has been requested from Sand.

          (e) No claim or legal proceeding is pending or, to the best of the knowledge of Sand, has been threatened against or with respect to Sand in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Sand with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Sand and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Sand except liens for current Taxes not yet due and payable. Sand has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Sand has not been and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any Sand that, considered individually or considered collectively with any other such agreement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Sand is not, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement.

     2.8  INTELLECTUAL PROPERTY.

          (a) Set forth in Section 2.8(a) of the Sand Disclosure Letter is a true and complete list of all patents, trademarks, trade names, service marks, copyrights and registrations thereof and applications therefor used in the business of Sand.

          (b) Except as set forth in Section 2.8(b) of the Sand Disclosure Letter, Sand owns, or has the right to use, sell or license all intellectual property (including the patents, trademarks, trade names, service marks, copyrights and registrations thereof and applications therefor described in
Section 2.8(a) of the Sand Disclosure Letter) necessary or required for the conduct of its business as currently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "SAND IP RIGHTS"), and Sand has delivered or will deliver to Phoenix prior to the Effective Time certificates of originality with respect to the Sand IP Rights in form and substance reasonably satisfactory to Phoenix.

          (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement concerning or governing any Sand IP Rights (the "SAND IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Sand IP Rights or impair the right of Sand, the Surviving Corporation or Phoenix to use, sell or license any Sand IP Rights or portion thereof.

          (d) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Sand (excluding any modifications by Phoenix following the Effective Time) violates any license or agreement between Sand and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Sand, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Sand IP Rights (nor is there any basis therefor). Except as set forth in Section 2.8(d) of the Sand Disclosure Letter, Sand has not received any written notice asserting that any Sand IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. To Sand's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Sand IP Rights by any third party, including any employee or former employee of Sand. No Sand IP Rights or product of Sand is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by Sand.

          (e) Sand has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Sand IP Rights. Each employee of and consultant to Sand has executed a proprietary information and inventions agreement in Sand's standard form.

     2.9  COMPLIANCE; PERMITS; RESTRICTIONS.

          (a) Sand is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Sand or by which Sand or any of its properties is bound or affected (except for such conflicts, defaults and violations which are not, individually or in the aggregate, material to the operation of the business of Sand), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Sand is a party or by which Sand or any of its properties is bound or affected. To the knowledge of Sand, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Sand, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

          (b) Sand holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Sand (collectively, the "SAND PERMITS"). Sand is in compliance with the terms of Sand Permits.

     2.10 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Sand has received any notice of assertion, nor, to Sand's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Sand, including any such action, suit, proceeding, claim, arbitration or investigation that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.11 BROKERS' AND FINDERS' FEES. Except for fees payable to Dain Rauscher Wessels pursuant to an engagement letter dated January 22, 1998, a copy of which has been provided to Phoenix, Sand has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.12 EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:


               (i) "AFFILIATE" shall mean any other person or entity under common control with Sand within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

               (ii) "SAND EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance compensation, stock or stock-related compensation, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Sand or any Affiliate for the benefit of any Sand Employee, or with respect to which Sand or any Affiliate has or may have any liability or obligation;

               (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

               (iv)    "DOL"  shall mean the Department of Labor;

               (v) "SAND EMPLOYEE" shall mean any current or former employee, consultant or director of Sand or any Affiliate;

               (vi) "SAND EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract or arrangement between Sand or any Affiliate and any Sand Employee;

               (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

               (ix) "SAND INTERNATIONAL EMPLOYEE PLAN" shall mean each Sand Employee Plan that has been adopted or maintained by Sand or any Affiliate, whether informally or formally, or with respect to which Sand or any Affiliate will or may have any liability, for the benefit of Sand Employees who perform services outside the United States;

               (x)     "IRS" shall mean the Internal Revenue Service;

               (xi) "SAND MULTIEMPLOYER PLAN" shall mean any "Sand Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
Section 3(37) of ERISA;

               (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

               (xiii) "SAND PENSION PLAN" shall mean each Sand Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. Section 2.12(b) of the Sand Disclosure Letter contains an accurate and complete list of each Sand Employee Plan and each Sand Employee Agreement under each Sand Employee Plan. Sand does not have any plan or commitment to establish any new Sand Employee Plan or Sand Employee Agreement, to modify any Sand Employee Plan or Sand Employee Agreement (except to the extent required by law or to conform any such Sand Employee Plan or Sand Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Phoenix in writing, or as required by this Agreement or in the ordinary course of business), or to enter into any Sand Employee Plan or Sand Employee Agreement.

          (c) DOCUMENTS. Sand has made available to Phoenix: (i) correct and complete copies of all documents embodying each Sand Employee Plan and each Sand Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Sand Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Sand Employee Plan; (iv) if the Sand Employee Plan is funded, the most recently required and completed annual and periodic accounting of Sand Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Sand Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Sand Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all written communications material to any Sand Employee or Sand Employees relating to any Sand Employee Plan and any proposed Sand Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Sand; (ix) all correspondence to or from any governmental agency relating to any Sand Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Sand Employee Plan; (xii) all discrimination tests for each Sand Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Sand Employee Plan.

          (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth in Section 2.12 of the Sand Disclosure Letter, (i) Sand has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Sand Employee Plan, and each Sand Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Sand Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Sand Employee Plan; (iii) to Sand's knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Sand Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Sand, threatened or reasonably anticipated (other than routine claims for benefits) against any Sand Employee Plan or against the assets of any Sand Employee Plan; (v) each Sand Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Phoenix, Merger Sub, the Surviving Corporation, Sand or any of its Affiliates (other than ordinary administration expenses or full vesting of any employer contributions to any Sand

Employee Plan intended to qualify under Section 401(a) of the Code); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Sand or any Affiliates, threatened by the IRS or DOL with respect to any Sand Employee Plan; and (vii) neither Sand nor any Affiliate is subject to any penalty or tax with respect to any Sand Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e) SAND PENSION PLAN. Neither Sand nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Sand Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (f) SAND MULTIEMPLOYER PLANS. At no time has Sand or any Affiliate contributed to or been required to contribute to any Sand Multiemployer Plan.

          (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Section 2.12(g) of the Sand Disclosure Letter, no Sand Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Sand has never represented, promised or contracted (whether in oral or written form) to any Sand Employee (either individually or to Sand Employees as a group) or any other person that such Sand Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (h) COBRA. Neither Sand nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Sand Employees.

          (i)  EFFECT OF TRANSACTION.

               (i) Except as set forth in the Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Sand Employee Plan, Sand Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Sand Employee.

               (ii) Except as set forth in the Disclosure Letter, no payment or benefit which will or may be made by Sand or its Affiliates with respect to any Sand Employee as a result of the transactions contemplated by this Agreement will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

          (j) SAND INTERNATIONAL EMPLOYEE PLAN. Neither Sand nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Sand International Employee Plan.

     2.13 ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT. Set forth in Section 2.13 of the Sand Disclosure Letter are a complete and correct list and summary description of all fixed assets, machinery, equipment, vehicles and other tangible assets owned or used by Sand at the date of this Agreement. Sand has the exclusive right to use all such assets, subject, in the case of leased property, to continuing obligations under leases therefor. Sand has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Sand Financials and except for liens for taxes not yet due and payable.

     2.14 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies, are present, as a result of the actions of Sand, or, to Sand's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Sand has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. Sand has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Sand disposed of, transported, sold, used, released, exposed its employees or others to, or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. Sand currently holds all environmental approvals, permits, licenses, clearances and consents (the "SAND ENVIRONMENTAL PERMITS") material to the conduct of Sand's Hazardous Material Activities and other businesses of Sand as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. Sand has not received notice of any material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim, nor, to Sand's knowledge, is any material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim threatened concerning any Sand Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Sand. Sand is not aware of any fact or circumstance which could involve Sand in any environmental litigation or impose upon Sand any environmental liability that would have a Material Adverse Effect on Sand.

     2.15 LABOR MATTERS. To Sand's knowledge, there are no activities or proceedings of any labor union to organize any employees of Sand and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Sand. Sand is and has been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Sand. Sand has not received any notice from any of its employees that any employee is terminating his or her employment with Sand, nor, to the best of Sand's knowledge, does any employee intend to terminate his or her employment with Sand as a result of the transactions contemplated hereby.

     2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Set forth in Section 2.16 of the Sand Disclosure Letter are a complete and correct list and summary description of all material contracts, agreements, orders, leases, licenses and other commitments (each a "SAND CONTRACT") of Sand at the date of this Agreement. Except as set forth in the Sand Disclosure Letter, Sand is not a party to nor is bound by:

          (a)  any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, or member of Sand's Board of Directors;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Sand and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Sand to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Sand's software products);

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment which involves payment by Sand under any such agreement, contract or commitment of $50,000 or more individually and is not cancelable without penalty within thirty (30) days.

Neither Sand, nor to Sand's knowledge any other party to a Sand Contract, has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of such Sand Contracts in such a manner as would permit any other party to cancel or terminate any such Sand Contract, or would permit any other party to seek damages.

     2.17 EMPLOYEES; CHANGE OF CONTROL PAYMENTS. Set forth in Section 2.17 of the Sand Disclosure Letter is a complete list of the current employees of Sand, including a complete and correct compensation schedule for all employees and a complete and correct list and summary description of benefits for the key employees of Sand. Except as set forth in Section 2.17 of the Sand Disclosure Letter, there are no employment contracts with any personnel. Section 2.17 of the Sand Disclosure Letter sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Sand as a result of or in connection with the Merger.

     2.18 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which Sand is a party or otherwise binding upon Sand which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of Sand, any acquisition of property (tangible or intangible) by Sand or the conduct of business by Sand. Without limiting the foregoing, Sand has not entered into any agreement under which Sand is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.19 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) Sand owns no real property, nor have it ever owned any real property. Section 2.19(a) of the Sand Disclosure Letter sets forth a list of all real property currently leased by Sand, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default
(or event which with notice or lapse of time, or both, would constitute a material default).

          (b) Sand has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort except as reflected in Sand's Financials or in Section 2.19(b) of the Sand Disclosure Letter and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.20 PROXY STATEMENT/INFORMATION STATEMENT. The information included in the proxy statement or information statement to be sent to the shareholders of Sand in connection with the meeting of, or solicitation of written consents from, Sand's shareholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "SAND SHAREHOLDERS' MEETING")(such proxy statement as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to Sand's shareholders and at the time of the Sand Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Sand Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of California Law and the rules and regulations thereunder. If, at any time prior to the Sand Shareholders' Meeting, any event relating to Sand or any of its affiliates, officers or directors should be discovered by Sand which should be set forth in a supplement to the Proxy Statement, Sand shall promptly inform Phoenix. Notwithstanding the foregoing, Sand makes no representation or warranty with respect to any information supplied by Phoenix or Merger Sub which is contained in any of the foregoing documents.

     2.21 BOARD APPROVAL. The Board of Directors of Sand has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Sand and its shareholders, and (ii) to recommend that the shareholders of Sand approve and adopt this Agreement and approve the Merger.

     2.22 INSURANCE. Section 2.22 of the Sand Disclosure Letter sets forth all insurance policies held by Sand for the two years prior to the Effective Time. During the past five years Sand has not experienced any uninsured losses in respect of public liability, product liability and worker compensation claims. All insurance policies are duly in force as of the date of this Agreement. No notice has been received by Sand regarding the cancellation, non-renewal or increased premiums due with respect to any insurance policy.

     2.23 WARRANTIES. Sand has heretofore furnished or made available to Phoenix or its counsel for its review copies of all written warranties covering the products of Sand currently in effect. During the past five years, Sand has not experienced any warranty claims which have affected the consolidated net income of Sand by more than $50,000 in any one fiscal year.

     2.24 MINUTE BOOKS. The minute books of Sand made available to counsel for Phoenix are the only minute books of Sand and contain a reasonably accurate summary, in all material respects, of all meetings of directors (and committees thereof) and shareholders or actions by written consent since the time of incorporation of Sand.

     2.25 NO MATERIAL MISREPRESENTATIONS. Neither this Agreement nor any certificate, exhibit, schedule or other information furnished by or on behalf of Sand pursuant to this Agreement contains any untrue statement of material fact or, when this Agreement and such certificates, schedules and other information are taken in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

                                     ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PHOENIX AND MERGER SUB

     Phoenix and Merger Sub represent and warrant to Sand, except as set forth in the disclosure letter supplied by Phoenix to Sand on or before the date hereof and certified by a duly authorized officer of Phoenix (the "PHOENIX DISCLOSURE LETTER"), as follows:

     3.1 ORGANIZATION OF PHOENIX. Phoenix and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business, assets (including intangible assets), financial condition or results of operations of Phoenix and its subsidiaries taken as a whole.

     3.2  AUTHORITY.

          (a) Each of Phoenix and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Phoenix and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Agreement of Merger pursuant to California Law. This Agreement has been duly executed and delivered by each of Phoenix and Merger Sub, and, assuming the due authorization, execution and delivery by Sand, constitutes the valid and binding obligations of Phoenix and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Phoenix and Merger Sub do not, and the performance of this Agreement by each of Phoenix and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Phoenix or the Articles of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of Phoenix's other subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Phoenix or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Phoenix or any of its subsidiaries
(including Merger Sub) is a party or by which Phoenix or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Phoenix and its subsidiaries taken as a whole.
The Phoenix Disclosure Letter lists all consents, waivers and approvals under any of Phoenix's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on Phoenix and its subsidiaries taken as a whole or have a material adverse effect on the ability of the parties to consummate the Merger.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Phoenix or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Phoenix and its subsidiaries taken as a whole or have a material adverse effect on the ability of the parties to consummate the Merger.

          (c) The shares of Phoenix Common Stock to be issued to the Sand Shareholders pursuant to Section 1.6(b)(ii) of this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities laws.

     3.3 NO MATERIAL MISREPRESENTATIONS. Neither this Agreement nor the Phoenix Disclosure Letter contains any untrue statement of material fact or, when this Agreement and the Phoenix Disclosure Letter are taken in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

     3.4 AVAILABLE FUNDS. Phoenix has sufficient capital available to consummate the transactions contemplated by this Agreement and is not relying on obtaining additional financing in connection with such transactions.

     3.5 MERGER SUB. Merger Sub is a wholly-owned subsidiary of Phoenix that was formed to effect the transactions contemplated by this Agreement. As of the date of this Agreement, Merger Sub has no business, operations, assets or liabilities other than those arising from its formation and pursuant to this Agreement.

                                      ARTICLE IV
                                ADDITIONAL AGREEMENTS

     4.1 SECURITIES ACT EXEMPTION. The Phoenix Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption set forth in Section 4(2) thereof. In connection with the acquisition of Phoenix Common Stock, each of the Sand Founders hereby represents, and each of the remaining Sand Shareholders will represent prior to receipt of Phoenix Common Stock, to the Company that (i) the Sand Shareholder is acquiring the Phoenix Common Stock for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof as that term is used for purposes of the Securities Act; (ii) the Sand Shareholder is aware of Phoenix's business affairs and financial condition and has acquired sufficient information about Phoenix to reach an informed and knowledgeable decision to acquire the Phoenix Common Stock; and (iii) the Sand Shareholder understands that the Phoenix Common Stock has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     4.2 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Phoenix Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Phoenix's transfer agent), stating substantially as follows:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR
    AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     4.3 SAND SHAREHOLDERS' REPRESENTATIONS REGARDING SECURITIES LAW MATTERS. Each Sand Shareholder, by virtue of the Merger and the conversion into Phoenix Common Stock of Sand Common Stock held by such Sand Shareholder, shall be bound by the following provisions:

          (a) The Sand Shareholder will not offer, sell or otherwise dispose of any shares of Phoenix Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

          (b) The Sand Shareholder will not sell, transfer or otherwise dispose of any shares of Phoenix Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities
Act and the Sand Shareholder furnishes Phoenix with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Phoenix and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Phoenix Common Stock, or
(iii) the offer and sale of Phoenix Common Stock is registered under the Securities Act.

     4.4 REGISTRATION RIGHTS. Phoenix shall use its reasonable best efforts to include the Phoenix Common Stock issued to the Sand Shareholders in any registration statement filed on behalf of Phoenix for a period of one year after the Effective Time. Any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached hereto as EXHIBIT D.

     4.5 NASDAQ NATIONAL MARKET LISTING. Phoenix shall authorize for listing on the Nasdaq National Market the shares of Phoenix Common Stock issuable in connection with the Merger, upon official notice of issuance.

     4.6 BLUE SKY LAWS. Phoenix shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Phoenix Common Stock pursuant hereto. Sand and the Sand Shareholders shall use their best efforts to assist Phoenix as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Phoenix Common Stock pursuant hereto.

     4.7 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Sand agrees, except as provided in
Section 4.7 of the Sand Disclosure Letter, or to the extent that Phoenix shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, Sand will promptly notify Phoenix of any material event involving its business or operations. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4.7 of the Sand Disclosure Letter, without the prior written consent of Phoenix, Sand shall not do any of the following:

          (a) Waive any stock repurchase rights; accelerate, amend or change the period of exercisability of options or restricted stock; or reprice options granted under any employee, consultant or director stock plans; or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Sand IP Rights, other than in the ordinary course of business, or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan or agreement existing on the date hereof;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) shares of Sand Common Stock issued pursuant to the exercise of stock options outstanding as of the date of this Agreement, (ii) options to purchase shares of Sand Common Stock, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with stock option plans existing on the date hereof, and (iii) shares of Sand Common Stock issuable upon the exercise of the options referred to in clause (ii);

          (h) Cause, permit or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

          (i) Except as set forth in Section 4.7 of the Sand Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Sand, or enter into any joint ventures, strategic partnerships or alliances;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Sand;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Sand, or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n)  Make any grant of exclusive rights to any third party; or

          (o) Agree in writing or otherwise to take any of the actions described in Section 4.7 (a) through (n) above.

     4.8 PROXY STATEMENT. Sand has prepared the Proxy Statement to be sent to the Sand Shareholders to solicit votes of the Sand Shareholders in connection with the transactions contemplated by this Agreement, including the Merger, and has delivered a copy of such Proxy Statement to Phoenix. Insofar as the Proxy Statement contains information pertaining to Sand, at the time of its mailing to the Sand Shareholders and at the time of the Sand Shareholders' Meeting to vote on the Merger, the Proxy Statement will contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and Sand will advise Phoenix in writing if prior to the meeting of Sand Shareholders to vote on the Merger it shall obtain knowledge of any facts that would make it necessary to supplement or amend the Proxy Statement or to comply with applicable laws. Phoenix will cooperate with Sand in providing necessary information for preparation of the Proxy Statement. Sand agrees to call a special meeting of the Sand Shareholders or to solicit votes of the Sand Shareholders by written consent on or before the day that is 15 calendar days after the date hereof, or such later date as may be mutually agreed upon in writing by Sand and Phoenix, for the purpose of submitting this Agreement to the Sand Shareholders for approval and adoption and authorizing the transactions contemplated hereby. The Board of Directors of Sand, subject to their fiduciary duties, will recommend that the Shareholders approve and adopt this Agreement.

     4.9 DUE DILIGENCE. During the period between the date of this Agreement and the Effective Date of the Merger, Phoenix will have the right to conduct such corporate investigation or investigations of Sand as Phoenix may deem advisable for the purpose of determining the accuracy of Sand's representations and warranties. Sand shall give Phoenix, its attorneys, accountants and other representatives full access and cooperation in connection with such investigations.

     4.10 ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) Subject to the Confidentiality Agreement between the parties, each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.10 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) The parties acknowledge that Sand and Phoenix have previously executed the Confidentiality Agreement, which Confidentiality Agreement will continue in full force and effect in accordance with their terms.

     4.11 NO SOLICITATION. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Sand shall not, and will instruct its respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of any proposals or offers by any person, entity or group (other than Phoenix and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Sand to, or afford any access to the properties, books or records of Sand to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Phoenix and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Sand. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" with respect to Sand means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving Sand (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of Sand (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Sand; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the
foregoing.   Sand will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Sand will (i) notify Phoenix as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition

Proposal and (ii) as promptly as practicable provide Phoenix with a copy of any such inquiry, proposal or Acquisition Proposal (or a detailed summary thereof if such inquiry, proposal or Acquisition Proposal is not in writing).
 In addition, subject to the other provisions of this Section 4.11, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Sand will not, and will instruct its respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Phoenix).

     4.12 LEGAL REQUIREMENTS. Each of Phoenix, Merger Sub and Sand will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

     4.13 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Sand will obtain all consents, waivers and approvals under any of its agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     4.14 NOTIFICATION OF CERTAIN MATTERS. Subject to the terms and provisions of the Confidentiality Agreement, each party will give prompt notice to the other, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or
(b) any material failure of such party, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     4.15 COMMERCIALLY REASONABLE EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of Phoenix and Sand under this Agreement, each of the parties to this Agreement will use its commercially reasonable efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     4.16 JOINT BUSINESS PLAN. Sand and the Sand Founders have assisted Phoenix with the preparation of the Joint Business Plan and hereby agree with the contents thereof, including the definition of "Business Unit", the accounting policies and guidelines, and the revenue and operating income targets. Sand and the Sand Founders agree with the projections set forth in the Joint Business

Plan and agree that such projections were prepared in good faith based on conclusions and assumptions that were reasonable at the time such conclusions and projections were made. Phoenix agrees with the projections set forth in the Joint Business Plan and agrees that such projections were prepared in good faith based on conclusions and assumptions that were reasonable at the time such conclusions and projections were made.

     4.17 SAND EMPLOYEE MATTERS. Phoenix agrees to continue the employment of all Sand employees at the same salary as was in existence immediately prior to the Effective Time; provided, however, that this provisions shall not be interpreted to limit Phoenix's ability to terminate or change the nature of its employment relationship with any such Sand employee after the Effective Time. Phoenix agrees to permit such employees to participate in the Phoenix employee benefit plans and to give them years of service credit for purposes of such plans based on each employee's service with Sand prior to the Effective Time. The parties agree that this Section 4.17 is not intended to create any third party beneficiary right in any employee. Prior to the Effective Time, Phoenix agrees to adopt the Retention Bonus Program in the form previously agreed to by the parties.

     4.18 TAX RETURN PREPARATION AND REVIEW. Phoenix shall be responsible for preparing and filing (or causing the preparation and filing of) all Tax Returns with respect to Sand due after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior periods, as determined in the good faith judgment of Phoenix. Phoenix shall pay (or cause to be paid ) any Taxes shown to be due on such Tax Returns, without prejudice to the right of Phoenix to seek indemnification for such Taxes from the Sand Founders pursuant to
Section 8.1. From the Closing Date until one year thereafter, Phoenix shall provide each Sand Founder a copy of all Tax Returns filed with respect to Sand due after the Closing Date.

                                      ARTICLE V
                         CONDITIONS TO OBLIGATIONS OF PHOENIX

     The obligations of Phoenix and Merger Sub hereunder are subject to the satisfaction, or waiver thereof by Phoenix, of the following conditions:

     5.1 SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the Sand Shareholders by the requisite vote under applicable law and Sand's Articles of Incorporation.

     5.2 NO ACTIONS OR PROCEEDING. No investigation, action or proceeding by or before any court or other governmental body shall have been commenced or threatened, and no inquiry shall have been received that in the opinion of Phoenix's counsel may lead to an action or proceeding to restrain or otherwise challenge the transactions contemplated hereby.

     5.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sand shall be true and correct in all material respects on the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of such date, and each and all of the agreements of Sand to be performed or complied with in all material respects pursuant to the terms of this Agreement shall have been duly performed and complied with.

     5.4 NO MATERIAL ADVERSE EFFECT. No event shall have occurred since the date of this Agreement that has had or would reasonably be expected to have a Material Adverse Effect on Sand.

     5.5 OPINION OF COUNSEL. There shall be delivered to Phoenix on the Closing Date of the Merger an opinion or opinions of counsel to Sand, dated the Closing Date of the Merger and satisfactory in form and substance to Phoenix and its counsel, covering such matters as Phoenix or its counsel may reasonably require.

     5.6 NON-COMPETE AGREEMENTS. Sand, Phoenix and the Sand Founders hereto shall have entered into covenants not-to-compete (the "Non-Compete Agreements") substantially in the form of EXHIBIT C hereto.

     5.7 ACQUISITION AGREEMENT. Phoenix and certain of the Sand Shareholders shall have entered into an agreement pursuant to which such Shareholders agree to sell Phoenix 100% of their shares of Sand Microelectronics Pvt. Ltd., India, an Indian company.

     5.8 COMPLIANCE CERTIFICATE. Sand shall have delivered to Phoenix a certificate, executed by the President of Sand, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.3 and 5.4.

     5.9  CERTIFICATES AND DOCUMENTS.  Sand shall have delivered to Phoenix:

          (a) Certificates, as of the most recent practicable dates, as to the corporate and tax good standing of Sand issued by the Secretary of State of the State of California and the Secretary of the State of each other state in which Sand is currently qualified to transact business; and

          (b) Resolutions of the Board of Directors of Sand and the Sand Shareholders, authorizing and approving all matters in connection with this Agreement and the Merger, certified by the Secretary or Assistant Secretary of Sand as of the Closing Date.

                                      ARTICLE VI
                          CONDITIONS TO OBLIGATIONS OF SAND

     The obligations of Sand hereunder are subject to the satisfaction, or waiver thereof by Sand, of the following conditions:

     6.1  SHAREHOLDER APPROVAL.   This Agreement and the Merger shall have been
approved and adopted by the Sand Shareholders by the requisite vote under applicable law and Sand's Articles of Incorporation.

     6.2 NO ACTIONS OR PROCEEDING. No investigation, action or proceeding by or before any court or other governmental body shall have been commenced or threatened, and no inquiry shall have been received that in the opinion of Sand's counsel may lead to an action or proceeding to restrain or otherwise challenge the transactions contemplated hereby.

     6.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Phoenix shall be true and correct in all material respects on and as of the Effective Time of the Merger with the same effect as though such representations and warranties had been made on and as of such date, and each and all of the agreements of Phoenix to be performed or complied with in all material respects pursuant to the terms of this Agreement shall have been duly performed and complied with.

     6.4 NON-COMPETE AGREEMENTS. Sand, Phoenix and the Sand Founders shall have entered into the Non-Compete Agreements.

     6.5 CERTIFICATES. Phoenix shall have delivered to Sand (a) a certificate, executed by a duly authorized officer of Phoenix, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.3, and
(b) resolutions of the Board of Directors of Phoenix, authorizing and approving all matters in connection with this Agreement and the Merger, certified by the Secretary or Assistant Secretary of Phoenix as of the Closing Date, including approval of the Retention Bonus Program.

     6.6 OPINION OF COUNSEL. There shall be delivered to Sand on the Closing Date of the Merger an opinion of counsel to Phoenix, dated the Closing Date of the Merger to the effect that the shares of Phoenix Common Stock to be issued to the Sand Shareholders in the Merger, when issued in accordance with this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with all applicable state and federal securities laws.

                                     ARTICLE VII
                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Notwithstanding any investigation made by or on behalf of Phoenix, the representations and warranties of Sand contained in this Agreement shall be continuing representations and warranties and shall survive the Effective Time of the Merger until the second anniversary thereof; provided, however, that the representations and warranties with respect to intellectual property matters set forth in Section 2.8 hereof shall be continuing representations and warranties and shall survive the Effective Time of the Merger until the third anniversary thereof, and that the representations and warranties with respect to taxes and tax liabilities of Sand contained in Section 2.7 hereof shall be continuing representations and warranties and shall survive until the expiration of the third year following the date on which Sand shall have completed filing all required tax returns for any partial tax period ending at the Effective Time of the Merger or such longer period following the filing of any such return during which the period of the statute of limitations applicable to such return shall have been extended by action of Sand or any governmental authority.

                                     ARTICLE VIII
                                 INDEMNITY OF PHOENIX

     8.1 INDEMNIFICATION OF PHOENIX. Each of the Sand Founders shall severally indemnify, defend and hold harmless Phoenix, Merger Sub and the Surviving Corporation from and against any claims, damages, costs (including, without limitation, interest on any loss from the date thereof to the date of payment) or expenses (including, without limitation, attorneys' fees and disbursements) (collectively, "Losses") arising out of any misrepresentation in or breach of the representations, warranties or covenants of Sand contained herein or made to Phoenix or Merger Sub in any exhibit, certificate or other instrument or document furnished or to be furnished by Sand pursuant to this Agreement or in connection with the transactions contemplated herein; provided, however, that each Sand Founder's liability pursuant to this Section 8.1, including any offsets pursuant to Section 8.6, shall not exceed one million three hundred thirty-four thousand dollars ($1,334,000); and, provided further, that the liability of all of the Sand Founders pursuant to this Section 8.1 shall not exceed four million dollars ($4,000,000); and, provided further, that the amount to be payable by a Sand Founder shall in no event exceed one-third of the total amount to be paid with respect to any claim for indemnification hereunder. Notwithstanding the foregoing, no payments shall be made pursuant to this
Section 8.1 unless and until the aggregate amount of such Losses exceeds $175,000, in which case Phoenix shall be entitled to the full amount of the Losses in excess of $75,000 after deducting any amounts otherwise to be paid with respect to such Dissenters' Shares pursuant to Section 1.6(b) hereof.

     8.2 INDEMNIFICATION FOR DISSENTERS' SHARES. Phoenix shall be indemnified from and against any Losses as a result of claims asserted against Phoenix by holders of Dissenters' Shares, and shall be entitled to recover the full amount of such Losses, after deducting any amounts otherwise to be paid with respect to such Dissenters' Shares pursuant to Section 1.6(b) hereof.

     8.3 NOTICE. Promptly after service of notice of any claim or of process on Phoenix or the Surviving Corporation by any third person in any matter in respect of which indemnity may be sought pursuant to this Section 8, Phoenix shall notify the Sand Founders at the Sand Founders' addresses set forth herein. Phoenix may, at its option, assume the defense of any such claim or process or settlement thereof. Regardless of whether any such third-party claim is defended by Phoenix or the Sand Founders, the defending party shall (i) settle or defend such claim or proceeding with reasonable diligence; (ii) cooperate with the other party in the investigation and analysis of such claim or proceeding; (iii) afford the other party reasonable access to such relevant information as it may have in its possession; and (iv) keep the other party reasonably informed regarding such claim or proceeding. The generality of the foregoing notwithstanding, the Sand Founders shall not settle any such claim or proceeding without the consent of Phoenix, which consent shall not be unreasonably withheld; provided that if Phoenix shall withhold such consent, the Sand Founders shall continue to defend such claim or proceeding and all defense costs from the date of such refusal to consent onward shall be payable by the Sand Founders, subject to the maximum limits of such indemnity under this
Section 8. If the Sand Founders shall become obligated to indemnify and hold harmless Phoenix pursuant to this Section 8, such obligation will be the several obligation of the Sand Founders only and in no event will the Sand Founders be entitled to any contribution from the Surviving Corporation with respect to such indemnity obligation of the Sand Founders, nor shall the Sand Founders assert any claim against the Surviving

Corporation, whether for contribution or otherwise, with respect to any such indemnity obligation of the Sand Founders.

     8.4 SURVIVAL OF INDEMNIFICATION OBLIGATION. The indemnification provided in this Section 8 shall survive the Effective Time of the Merger for the periods specified in Section 7 and any additional period required to resolve any claim under this Section 8.


     8.5  NOTICE OF CLAIM.

          (a) At any time prior to the end of the period specified in Section 7, Phoenix may give the Sand Founders a written notice which states the general nature of a claim for indemnity ("Claim") pursuant to this Section 8 with reasonable detail as to the alleged basis of the indemnity claim ("Notice of Claim"), together with notice that Phoenix intends to apply all or part of the Sand Founders' pro rata portion of the Contingent Payments to the payment of the Losses specified in such Notice of Claim. In the event that a Loss has not been liquidated or determined, Phoenix may, at any time prior to the end of the period specified in Section 7, give the Sand Founders a Notice of Claim in which Phoenix describes the general nature of the Claim and makes a good faith estimate of the Loss.

          (b) If a Sand Founder does not give written notice to Phoenix within 30 days after the receipt of such Notice of Claim that he protests the Claim set forth in the Notice of Claim, then Phoenix shall be entitled to indemnification for such Claim and all Losses hereunder, including the right of offset as set forth in Section 8.6 below.

          (c) If a Sand Founder does give written notice to Phoenix within 30 days after the receipt of such Notice of Claim that he protests the Claim, then such Claim shall be referred by Phoenix to, and settled by, binding arbitration in accordance with the then applicable Rules of Commercial Arbitration of the American Arbitration Association. The arbitration panel or arbitrator (as applicable) shall be selected as provided in Section 8.5(d) of this Agreement. The arbitration panel or arbitrator (as applicable) shall determine the amount, if any, of such Claim which is proper. The venue of the arbitral proceedings shall be in Santa Clara County, California. In reaching a decision, the arbitration panel or arbitrator (as applicable) shall apply the principles of law that a California court, in applying California law, would use in the event of litigation on the same issues. The decision rendered by the arbitration panel or arbitrator (as applicable) shall be final and binding on Phoenix and each Sand Founder. Judgment on the award rendered by the arbitration panel or arbitrator (as applicable) may be entered in any court having jurisdiction thereof. All attorneys' fees, fees for expert witnesses and all other costs incurred by the Sand Founders in connection with the indemnity claim which is the subject of the arbitration and any fees charged by the arbitrators or the American Arbitration Association shall be paid by the Sand Founders.

          (d) In the event that a Sand Founder protests a Claim as provided in Section 8.5(c) and Phoenix and the Sand Founders cannot resolve such disagreement within the 30-day period specified in Section 8.5(c), then promptly thereafter Phoenix shall name an individual to serve as an arbitrator on the arbitration panel to determine the validity of the Claim and the amount of any Loss, and shall give the Sand Founders notice thereof. Within 10 days after such notice, the Sand Founders shall name a second individual to serve as an arbitrator on such arbitration panel; and the two individuals so named shall agree upon and name a third individual to serve as an arbitrator on such arbitration panel. In the event that the Sand Founders do not name a second individual to serve on the arbitration panel within such 10-day period, then the arbitrator named by Phoenix shall serve as the sole arbitrator. In the event that the two individuals named by Phoenix and the Sand Founders, respectively, cannot agree on a third member within 10 days, then the selection of a third individual to serve on the arbitration panel shall be made by the American Arbitration Association or, if the American Arbitration Association fails to choose an arbitrator within 15 days after request by Phoenix or the Sand Founders by the presiding judge of Santa Clara County, California Superior Court.

     8.6 RIGHT OF OFFSET. Phoenix shall be entitled to offset any amounts due and payable by the Sand Founders pursuant to the indemnity obligations under this Agreement, including this Article VIII against the Sand Founders' pro rata portion of the Contingent Payments; provided, however, that Phoenix shall apply this right of offset against the Sand Founders equally.

     8.7 NO LIMITATION OF REMEDIES. Notwithstanding anything contained in this Agreement to the contrary, nothing shall preclude or limit Phoenix's or the Surviving Corporation's rights to exercise any other remedy Phoenix or the Surviving Corporation may have in law or equity regarding fraud or intentional misrepresentation or any remedies available to Phoenix under the Non-Compete Agreement with any Sand Founder.

     8.8 DETERMINATION OF TAXES. For any taxable period of Sand beginning before but ending after the Closing Date (a "STRADDLE PERIOD"):

          (a) Sand and Phoenix will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of Sand; or

          (b) Where applicable law does not permit Sand to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of any Tax for a Straddle Period that relates to the period ending with the Closing Date shall be determined (i) in the case of Taxes based upon or measured by income or gross receipts, by treating the Closing Date as if it were the final day of a taxable period and (ii) in the case of other Taxes, by ratably apportioning such Taxes to each day in the Straddle Period.

                                      ARTICLE IX
                             COSTS INCIDENT TO AGREEMENT

     Except as otherwise expressly provided herein, each of the parties hereto will pay all the costs incurred by it incident to the preparation, execution or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers and persons providing other services; provided, however, that all such costs and expenses of Sand in excess of $400,000, including expenses for fees payable to Dain Rauscher Wessels, shall reduce the Fixed Amount payable to the Sand Shareholders as set forth in Section 1.6(b).

                                      ARTICLE X
                                     TERMINATION

     10.1 TERMINATION. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of Sand or Phoenix;

          (b) by Phoenix if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Phoenix's or Sand's ownership or operation of any portion of the business of Sand or
(ii) compel Phoenix or Sand to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of Sand or Phoenix; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Phoenix or would reasonably be expected to have a Material Adverse Effect on Phoenix's ability to realize the benefits expected from the Merger.

          (c) by Phoenix if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Sand and as a result of such breach the conditions set forth in Section 5.3(a) would not then be satisfied; provided, however, that if such breach is curable by Sand within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Sand continues to exercise such reasonable best efforts Phoenix may not terminate this Agreement under this Section 10.1(c) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (d) by Sand if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Phoenix or Merger Sub and as a result of such breach the conditions set forth in Section
6.3 would not then be satisfied; provided, however, that if such breach is curable by Phoenix or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Phoenix or Merger Sub continues to exercise such reasonable best efforts Sand may not terminate this Agreement under this Section 10.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

          (e) by either Sand or Phoenix if the Merger shall not have been consummated by September 30, 1998; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

     Where action is taken to terminate this Agreement pursuant to Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Phoenix, Merger Sub or Sand, or their respective officers, directors or shareholders, provided that the provisions of this Article X shall remain in full force and effect and survive any termination of this Agreement.

     10.3 AMENDMENT. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Phoenix, Sand and the Sand Founders. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Phoenix, Sand and the Sand Founders.

     10.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Phoenix and Merger Sub, on the one hand, and Sand, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE XI
                                    MISCELLANEOUS

     11.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto, their legal representatives, successors in interest, assignees, transferees, creditors (including judgment creditors), trustees (including trustees in bankruptcy), receivers, and all holders or possessors of, or purported holders or possessors of, any of the stock of Sand, including without limitation, assignees, transferees, pledgees, holders of security interests in and liens upon any of such stock and trustees, and all persons with notice or knowledge, or chargeable with notice or knowledge, of the provisions hereof. This Agreement cannot be amended or modified except by a written agreement executed by the parties hereto; provided, however, that no such amendment or modification may be made after the Sand Shareholders approve and adopt this Agreement if such amendment or modification, in the judgment of the Board of Directors of Sand, would materially and adversely affect the interest of the Sand Shareholders. Except for the purposes or in the events set forth in
Section 1.6(b), this Agreement and the rights, duties and obligations hereunder may not be assigned by any party without the prior written consent of the other parties; provided, however, that this Agreement may be assigned by Phoenix to any directly or indirectly wholly-owned subsidiary of Phoenix, provided that Phoenix shall continue to be bound by this Agreement after such assignment.

     11.2 NOTICES. Any notices or other communications required or permitted hereunder will be in writing and will be deemed sufficiently given only if delivered in person or sent by telegram, telecopy or telex or by first-class or air mail or by recognized air courier service, postage or other charges prepaid, addressed as follows:

          If to Sand:
               If before the Merger:
               Sand Microelectronics, Inc.
               2121 Ringwood Avenue
               San Jose, CA  95131
               ATTENTION:  Anand Naidu, President

               If after the Merger:
               Sand Microelectronics, Inc.
               2121 Ringwood Avenue
               San Jose, CA  95131
               ATTENTION:  Anand Naidu

          Copy to:
               Stanley Pierson, Esq.
               Pillsbury Madison & Sutro
               2550 Hanover Street
               Palo Alto, CA  94304

          If to Phoenix:
               Phoenix Technologies Ltd.
               411 E. Plumeria Drive
               San Jose, CA  95134
               ATTENTION: Stuart J. Nichols, Vice President, General Counsel and Secretary

          Copy to:
               Herbert P. Fockler, Esq.
               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA  94304

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

     11.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, and the Disclosure Letter constitute the entire understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof.

     11.4 REMEDIES. In the event of a breach, or a threatened or attempted breach, of any provision of this Agreement by any party, any other party shall, in addition to all other remedies, be entitled to (i) a temporary or permanent injunction against such breach without the necessity of showing any actual damages and (ii) a decree for the specific performance of the Agreement.

     11.5 WAIVER. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

     11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   PHOENIX TECHNOLOGIES LTD.



                                   By: /s/ Jack Kay
                                      ----------------------------------------
                                       Jack Kay, President and Chief Executive
                                       Officer


                                   PHOENIX SUB CORPORATION


                                   By: /s/ Jack Kay
                                      ----------------------------------------
                                       Jack Kay, President and Chief Executive
                                       Officer


                                   SAND MICROELECTRONICS, INC.


                                   By: /s/ Anand Naidu
                                      ----------------------------------------
                                       Anand Naidu, President and Chief
                                       Executive Officer


                                   "SAND FOUNDERS"


                                   /s/ Babu Chilukuri
                                   ----------------------
                                   Babu Chilukuri


                                   /s/ Anand Naidu
                                   ----------------------
                                   Anand Naidu


                                   /s/ Ajit Deora
                                   ----------------------
                                   Ajit Deora

                                  EXHIBIT A

                              VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of
September      , 1998, between Phoenix Technologies Ltd., a Delaware
corporation ("PARENT"), and the undersigned shareholder ("SHAREHOLDER") of Sand Microelectronics, Inc., a California corporation (the "COMPANY").

                                  RECITALS

     A. Concurrently with the execution of this Agreement, Parent, the Company and Phoenix Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive cash payments on the basis described in the Merger Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

     B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, Parent desires the Shareholder to agree, and the Shareholder is willing to agree to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.    AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES

           1.1 AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of
(x) approval of the Merger Agreement and the Merger and (y) any matter that could reasonably be expected to facilitate the Merger.

           1.2 ADDITIONAL PURCHASES. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by law, with respect to the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

     3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder represents and warrants that he (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

     4. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     5. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent to carry out the intent of this Agreement.

     6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article X thereof.

     7.    MISCELLANEOUS.

           7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

           7.3 AMENDMENTS AND MODIFICATIONS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

           7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

           7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

           If to Parent:     Phoenix Technologies Ltd.
                             411 E. Plumeria Drive
                             San Jose, CA 95134
                             Attn: President

           With a copy to:   Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Attn: Larry W. Sonsini, Esq.
                                   Herbert P. Fockler, Esq.

           If to the Shareholder: To the address for notice set forth on the last page hereof.

           With a copy to:   Pillsbury Madison & Sutro
                             Five Palo Alto Square
                             2550 Hanover Street
                             Palo Alto, CA 94304
                             Attn: Stanley Pierson, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

           7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

           7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

           7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

           7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                                            PHOENIX TECHNOLOGIES LTD.

                                            By:
                                               ---------------------------

                                            Title:
                                                  ------------------------


                                            SHAREHOLDER:

                                            By:
                                               ---------------------------

                                            Shareholder's Address for Notice:

                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                                                       Shares of Common Stock
                                            Beneficially Owned











                                 ***VOTING AGREEMENT***

                                  EXHIBIT A

                              IRREVOCABLE PROXY


      The undersigned shareholder of Sand Microelectronics, Inc., a California corporation (the "COMPANY"), hereby irrevocably appoints the members of the Board of Directors of Phoenix Technologies Ltd., a Delaware corporation ("PARENT"), and each of them, as sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain
Agreement and Plan of Reorganization dated as of            , 1998 (the
"MERGER AGREEMENT"), among Parent, Phoenix Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked. The undersigned hereby agrees that no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement
dated as of            , 1998 between Parent and the undersigned shareholder
(the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the shareholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any other matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies name above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any other matter that could reasonably be expected to facilitate the Merger. The undersigned shareholder may vote the Shares on all other matters.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:           , 1998


Signature of Shareholder:
                         ------------------

Print Name of Shareholder:
                          -----------------

             Shares of Common Stock Beneficially Owned





                                    **Proxy***

                                         EXHIBIT B

                                    AGREEMENT OF MERGER
                                            OF
                                  PHOENIX SUB CORPORATION
                                            AND
                                 SAND MICROELECTRONICS, INC.


     This Agreement of Merger, dated as of the      day of      , 1998
("Merger Agreement"), by and among Phoenix Sub Corporation ("Merger Sub"), a California corporation and a wholly owned subsidiary of Phoenix Technologies, Ltd, a Delaware corporation ("Phoenix"), and Sand Microelectronics, Inc., a California corporation ("Sand" or the "Surviving Corporation").


                                           RECITALS

     A.    Sand was incorporated in the State of California on            ,
and as of           , 1998 had            shares of its Common Stock, no
par value, outstanding ("Sand Common").

     B. Merger Sub was incorporated in the State of California on , and on the date hereof has 1,000 shares of its Common Stock, no par value, outstanding, all of which are owned by Phoenix.

     C.    Phoenix, Merger Sub and Sand have entered into an Agreement and
Plan of Reorganization dated as of             , 1998 (the "Reorganization
Agreement") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Reorganization Agreement are intended to be construed together to effectuate their purpose.

     D. The shareholders of Sand and Merger Sub and the Board of Directors of Phoenix deem it advisable and in their mutual best interests and in the best interests of the shareholders of Sand and Merger Sub, respectively, that Merger Sub be merged with and into Sand (the "Merger").

     E. The Boards of Directors of Phoenix, Sand and Merger Sub and the shareholders of Merger Sub and Sand approved the Merger.


                                            AGREEMENTS

     The parties hereto hereby agree as follows:

     1. Merger Sub shall be merged with and into Sand, and Sand shall be the Surviving Corporation.

     2. The Merger shall become effective at 4:30 p.m. California time on , 1998 (the "Effective Time").

     3. As of the Effective Time, each outstanding share of Common Stock, no par value, of Merger Sub shall be converted into and exchanged for one
(1) share of Common Stock, no par value, of the Surviving Corporation.

     4. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Sand or the holders of any shares of the Common Stock of Sand, each share of the Common Stock, no par value, of Sand (the "SAND COMMON STOCK") issued and outstanding immediately prior to the Effective Time and all rights to accrued dividends in respect thereof (other than any shares of Sand Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a))), will be canceled and extinguished and automatically converted into the right to receive on the dates described below, the following:

           (a)     DEFINITIONS.

                   (i) 1999 REVENUE PAYMENT shall mean a number calculated by multiplying $800,000 by the 1999 Revenue Percentage; provided, however, that in no event shall the 1999 Revenue Payment exceed $2,400,000;

                   (ii) 2000 REVENUE PAYMENT shall mean a number calculated by multiplying $1,600,000 by the 2000 Revenue Percentage and subtracting the 1999 Revenue Payment; provided, however, that in no event shall the sum of the 1999 Revenue Payment and the 2000 Revenue Payment exceed $2,400,000;

                   (iii) 2001 REVENUE PAYMENT shall mean a number calculated by multiplying $2,400,000 by the 2001 Revenue Percentage and subtracting the sum of (A) the 1999 Revenue Payment and (B) the 2000 Revenue Payment; provided, however, that in no event shall the sum of the 1999 Revenue Payment, the 2000 Revenue Payment and the 2001 Revenue Payment exceed $2,400,000;

                   (iv) 1999 REVENUE PERCENTAGE shall mean the quotient calculated by dividing the 1999 Actual Revenues by the 1999 Projected Revenues;

                   (v) 2000 REVENUE PERCENTAGE shall mean the quotient calculated by dividing the 2000 Cumulative Revenues by the 2000 Cumulative Projected Revenues;

                   (vi) 2001 REVENUE PERCENTAGE shall mean the quotient calculated by dividing the 2001 Cumulative Revenues by the 2001 Cumulative Projected Revenues;

                   (vii) 1999 ACTUAL REVENUES shall mean the actual net revenues of the Business Unit for the fiscal year ended September 30, 1999; provided, however, that one-half of the actual net revenues of the Business Unit from the Closing Date through September 30, 1998 shall be included in the 1999 Actual Revenues, but in no event shall the 1999 Actual Revenues be less than zero;

                   (viii) 2000 CUMULATIVE REVENUES shall mean the sum of the actual net revenues of the Business Unit for the fiscal years ended
September 30, 1999 and September 30, 2000, but in no event shall the 2000 Cumulative Revenues be less than zero;

                   (ix) 2001 CUMULATIVE REVENUES shall mean the sum of the actual net revenues of the Business Unit for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001, but in no event shall the 2001 Cumulative Revenues by less than zero;

                   (x) 1999 PROJECTED REVENUES shall mean the net revenues of the Business Unit for the fiscal years ended September 30, 1999 as set forth in the Joint Business Plan;

                   (xi) 2000 CUMULATIVE PROJECTED REVENUES shall mean the sum of the net revenues of the Business Unit for the fiscal years ended September 30, 1999 and September 30, 2000 as set forth in the Joint Business Plan;

                   (xii) 2001 CUMULATIVE PROJECTED REVENUES shall mean the sum of the net revenues of the Business Unit for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001 as set forth in the Joint Business Plan;

                   (xiii) 1999 OPERATING EARNINGS PAYMENT shall mean a number calculated by multiplying $533,334 by the 1999 Operating Earnings Percentage; provided, however, that in no event shall the 1999 Operating Earnings Payment exceed $1,600,000;

                   (xiv) 2000 OPERATING EARNINGS PAYMENT shall mean a number calculated by multiplying $1,066,666 by the 2000 Operating Earnings
Percentage and subtracting the 1999 Operating Earnings Payment; provided, however, that in no event shall the sum of the 1999 Operating Earnings
Payment exceed $1,600,000;

                   (xv) 2001 OPERATING EARNINGS PAYMENT shall mean a number calculated by multiplying $1,600,000 by the 2001 Operating Earnings
Percentage and subtracting the sum of the (A) 1999 Operating Earnings Payment and (B) the 2000 Operating Earnings Payment; provided, however, that in no event shall the sum of the 1999 Operating Earnings Payment, the 2000
Operating Earnings Payment and the 2001 Operating Earnings Payment exceed $1,600,000;

                   (xvi) 1999 OPERATING EARNINGS PERCENTAGE shall mean the quotient calculated by dividing the 1999 Actual Operating Earnings by the 1999 Projected Operating Earnings;

                   (xvii) 2000 OPERATING EARNINGS PERCENTAGE shall mean the quotient calculated by dividing the 2000 Cumulative Operating Earnings by the 2000 Cumulative Projected Operating Earnings;

                   (xviii) 2001 OPERATING EARNINGS PERCENTAGE shall mean the quotient calculated by dividing the 2001 Cumulative Operating Earnings by the 2001 Cumulative Projected Operating Earnings;

                   (xix) 1999 ACTUAL OPERATING EARNINGS shall mean the fully-allocated operating earnings from continuing operations of the Business Unit before interest and taxes for the fiscal year ended September 30, 1999 determined on a basis consistent with the guidelines set forth in the Joint Business Plan, but in no event shall the 1999 Actual Operating
Earnings be less than zero;

                   (xx) 2000 CUMULATIVE OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) from continuing operations of the Business Unit before interest and taxes for the fiscal years ended September 30, 1999 and September 30, 2000 determined on a basis consistent with the guidelines set forth in the Joint Business Plan, but in no event shall the 2000 Cumulative Operating Earnings be less than zero;

                   (xxi) 2001 CUMULATIVE OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) from continuing operations of the Business Unit before interest and taxes for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001, determined on a basis consistent with the guidelines set forth in the Joint Business Plan, but in no event shall the 2001 Cumulative Operating Earnings be less than zero;

                   (xxii) 1999 PROJECTED OPERATING EARNINGS shall mean the fully-allocated operating earnings (loss) of the Business Unit as set forth in the Joint Business Plan for the fiscal year ended September 30, 1999;

                   (xxiii) 2000 CUMULATIVE PROJECTED OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) of the Business Unit for the fiscal years ended September 30, 1999 and September 30, 2000 as set forth in the Joint Business Plan;

                   (xxiv) 2001 CUMULATIVE PROJECTED OPERATING EARNINGS shall mean the sum of the fully-allocated operating earnings (loss) of the Business Unit for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001 as set forth in the Joint Business Plan;

                   (xxv) BUSINESS UNIT shall mean a portion of the business and product lines of Phoenix as described in the Joint Business Plan;

                   (xxvi)  JOINT BUSINESS PLAN shall mean the joint business
plan prepared by the parties hereto dated              , 1998;

                   (xxvii) OPTION EXCHANGE RATIO shall mean (A) $26,076,800, the estimated net present value of the Merger Consideration, plus the aggregate exercise price of any vested Sand Stock Options exercised between the date hereof and the Effective Time, minus the amount by which the costs and expenses incurred by Sand in connection with the preparation, execution or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers and persons providing other services exceeds $400,000, divided by the Fully Diluted Number, and divided by
(B) $7.10, the average closing price of a share of Phoenix Common Stock for the ten most recent days that Phoenix Common Stock has traded ending on the trading day immediately prior to the date hereof, as reported on the Nasdaq Stock Market;

                   (xxviii) FULLY DILUTED NUMBER shall mean all shares of Sand Common Stock outstanding at the Effective Time plus the number of shares of Sand Common Stock underlying all vested and unvested Sand Stock Options (as defined below) outstanding as of the Effective Time; and

                   (xxix) OUTSTANDING SHARES shall mean the number of shares of Sand Common Stock outstanding at the Effective Time.

           (b) CONVERSION OF SAND COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Sand or the holders of any shares of the Common Stock of Sand, each share of the Common Stock, no par value, of Sand (the "SAND COMMON STOCK") issued and outstanding immediately prior to the Effective Time and all rights to accrued dividends in respect thereof (other than any shares of Sand Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a))), will be canceled and extinguished and automatically converted into the right to receive on the dates described below, the following (the "MERGER CONSIDERATION"):

                   (i)     at the Effective Time an amount of cash equal to
(A) the total of $20,000,000 plus the aggregate exercise price of any vested Sand Stock Options exercised between the date hereof and the Effective Time, minus the amount by which the costs and expenses incurred by Sand in connection with the preparation, execution or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers and persons providing other services exceeds $400,000, divided by (B) the Fully Diluted Number (the "FIXED AMOUNT");

                   (ii) at the Effective Time, the right to receive a number of shares of Phoenix Common Stock (the "PHOENIX COMMON STOCK") equal to 500,000 divided by the Fully Diluted Number, together with a right to purchase (in respect of each whole share of Phoenix Common Stock) 1/100 of a share of Series A Junior Participating Preferred Stock of Phoenix pursuant to the Rights Agreement dated October 31, 1989 between Phoenix and The First National Bank of Boston;

                   (iii) (A) sixty (60) days following Phoenix's 1999 fiscal year, an amount equal to the sum of the 1999 Revenue Payment and 1999 Operating Earnings Payment divided by the Fully Diluted Number;
(B) sixty (60) days following Phoenix's 2000 fiscal year, an amount equal to the sum of the 2000 Revenue Payment and 2000 Operating Earnings Payment divided by the Fully Diluted Number; and (C) sixty (60) days following Phoenix's
2001 fiscal year, an amount equal to
the sum of the 2001 Revenue Payment and 2001 Operating Earnings Payment divided by the Fully Diluted Number Shares (the "CONTINGENT PAYMENTS").

                           For purposes of calculating the Contingent
Payments, both actual net revenues of the Business Unit and Actual Operating Earnings shall be determined on a basis consistent with generally accepted accounting principles ("GAAP") applied as set forth in the Joint Business Plan. Notwithstanding the foregoing, any net proceeds received by Phoenix or the Surviving Corporation (after deduction of all expenses incurred by Phoenix or the Surviving Corporation in connection therewith, including all attorneys' fees and expenses) that arise out of or result from any claims that Sand may have against any third party with respect to any Sand IP Rights (as defined below) shall be included in the actual net revenues and fully-allocated operating earnings (loss) of the Business Unit for the fiscal year in which such proceeds are received.

                           In the event that after the Effective Time and on
or before September 30, 2001, there has occurred (A) a merger or consolidation of Phoenix with or into any other corporation or corporations in which the stockholders of Phoenix own less than fifty percent (50%) of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of Phoenix (an "Acquisition"), or (B) any merger, consolidation, reorganization, sale of substantially all of the assets of the Business Unit or spin-off of the securities of any entity conducting the business of the Business Unit (a "Spin Off"), Phoenix shall cause the surviving corporation in any Acquisition or the acquiring corporation or entity that is conducting the business of the Business Unit in any Spin Off, to assume, by operation of law or otherwise, all of Phoenix's remaining obligations under this Agreement, and if the operation of the Business Unit is discontinued by such surviving or acquiring corporation or entity for reasons unrelated to the Business Unit's performance against the Joint Business Plan, the remaining Contingent Payments will be paid annually on the dates set forth herein and shall be calculated as if the Revenue Percentage and the Operating Earnings Percentage for each of the 1999, 2000 and 2001 fiscal years is 1 provided, however, that in no event shall the aggregate of the Contingent Payments exceed $4,000,000;.

                           In the event that after the Effective Time and on
or before September 30, 2001, Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) materially modifies or alters the business model on which the Business Unit operates as set forth in the Joint Business Plan, such that the actual net revenue and Actual
Operating Earnings targets set forth in the Joint Business Plan reasonably could not be achieved prior to September 30, 2001, Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) shall have the right, at its option, to either (i) adjust and calculate actual net revenues and Actual Operating Earnings of the Business Unit for purposes of calculating Contingent Payments as if the Business Unit were continuing to operate under the business model set forth in the Joint Business Plan or
(ii) modify the Joint Business Plan to reflect the change in the business model; provided, however, that Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) may not make such adjustment or modification more than once in any fiscal year; and, provided further, that in the event of such material modification or alteration of the business model on which the Business Unit operates as set forth in the Joint Business Plan, Phoenix (or any successor in interest, assignee or transferee of Phoenix's obligations hereunder) shall, within

60 days, give the Representative of the Sand Shareholders (defined below) notice of such material modification or alteration to the business model (which notice shall set forth such material modification or alteration in reasonable detail) and what option (as set forth in subsections (i) or (ii) above) that Phoenix has elected. The Representative of the Sand Shareholders shall have 60 days after receipt of the foregoing notice to either
(i) dispute the foregoing modification or alteration in which case the parties shall submit the dispute to arbitration as set forth in Sections 8.5(c) and
(d) or (ii) to elect, on behalf of all the Sand Shareholders, to receive in lieu of any remaining Contingent Payment (on the date each remaining Contingent Payment is due), an amount per share of Sand Common Stock, equal to $866,667 payable on each Contingent Payment due date subsequent to the event causing this adjustment divided by the Fully Diluted Number. If no objections are raised within such sixty (60) day period, the Representative, on behalf of all the Sand Shareholders shall be deemed to have accepted such material modification or alteration and Phoenix's election with respect thereto shall be final, binding and conclusive upon all of the parties hereto.

                           Phoenix shall deliver to Anand Naidu, acting as
representative of the Sand Shareholders (the "REPRESENTATIVE") no later than five days prior to the payment date of each year for a Contingent Payment, a certificate signed by an officer of Phoenix containing a detailed summary of all computations, including any adjustments, as described above, performed by Phoenix in arriving at the Contingent Payment for such year (the "CERTIFICATE"). The Representative shall have a period of sixty (60) days after receipt of the Certificate to dispute any amounts reflected thereon; provided, that the Representative shall notify Phoenix in writing of each disputed item in reasonable detail and shall specify the amount thereof in dispute within such sixty (60) day period. Phoenix agrees to cooperate with any such confirmation request and make available to the Representative or his designated accountant, at all reasonable times, for inspection and review, the books and records of Phoenix relating to the Business Unit, including, but not limited to, all worksheets for the period under review and the aforementioned computations. If no objections are raised within such sixty
(60) day period, the Certificate and the Contingent Payment shall be final, binding and conclusive upon all of the parties hereto. If, during his review of the Certificate and accompanying worksheets and records, Representative or his designated accountant disagrees with the computation prepared by Phoenix and such disagreement cannot, with good faith effort, be promptly settled, Phoenix and Representative shall appoint a mutually satisfactory independent certified public accountant (the "Resolution Accountant") to review the computations of both Phoenix and Representative. The determination of the Resolution Accountant shall be delivered within ninety (90) days after the appointment of the Resolution Accountant and shall be binding on Phoenix and the Sand Shareholders. The fees and costs of the Resolution Accountant shall be borne one-half by Phoenix and one-half by the Sand Shareholders. Within three (3) business days after the Resolution Accountant makes his determination, Phoenix shall pay the Sand Shareholders the aggregate amount by which the Contingent Payment is increased thereby or the Sand Shareholders shall reimburse Phoenix the aggregate amount by which the Contingent Payment is decreased thereby. Alternatively, Phoenix may deduct any amounts payable to Phoenix under this Section 1.6(b)(iv) from the Contingent Payments.

           (c) CANCELLATION OF PHOENIX-OWNED STOCK. Any share of Sand Common Stock held in the treasury of Sand or owned by Merger Sub, Phoenix or any direct or indirect wholly owned subsidiary of Sand or of Phoenix immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

           (d) STOCK OPTIONS. At the Effective Time, all options to purchase Sand Common Stock ("SAND STOCK OPTIONS") then outstanding under Sand's Non-Qualified Stock Option Plan and 1998 Stock Plan (together, the "SAND STOCK OPTION PLANS") shall be assumed by Phoenix and shall continue to have, and be subject to, the same terms and conditions as set forth in the Sand Stock Option Plan and/or any agreements pursuant to which such Sand Stock Options were granted as in effect immediately prior to the Effective Time, except that (A) each Sand Stock Option shall be exercisable for that number of whole shares of Phoenix Common Stock equal to the number of shares underlying such Sand Stock Option immediately prior to the Effective Time, multiplied by the Option Exchange Ratio and rounded down to the nearest whole number of shares of Phoenix Common Stock and (B) the price at which each such Sand Stock Option is exercisable shall be divided by the Option Exchange Ratio and rounded up to the nearest cent. Phoenix will cause such assumed Sand Stock Options to be registered on form S-8 within 20 days of the Effective Time and shall have reserved at the Effective Time a sufficient number of its shares of Common Stock for issuance upon exercise of the assumed Sand Stock Options.

           (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, no par value, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each certificate of shares of Merger Sub Common Stock shall continue to evidence ownership of such share of Common Stock of the Surviving Corporation.

           (f) ADJUSTMENTS TO OPTION EXCHANGE RATIO. The Option Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Phoenix Common Stock or Sand Common Stock), reorganization, recapitalization or other like change with respect to Phoenix Common Stock or Sand Common Stock occurring on or after the date hereof and prior to the Effective Time.

     5. As of the Effective Time all certificates representing shares of Sand Common, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Sand Common shall cease to have any rights with respect thereto except the right to receive the appropriate portion of the Merger Consideration upon surrender of such certificate.

     6. Any shares ("Dissenting Shares") of any holder of Sand Common who has demanded and perfected appraisal rights for such shares in accordance with the California General Corporation Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into Merger Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California General Corporation Law. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Merger Consideration in accordance with Section 4 hereof.

     7. The conversion of Sand Common as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Sand Common shall thereupon be entitled to receive Merger Consideration in accordance with Section 4 hereof. Promptly after the Effective Time, such shareholder shall be entitled to receive the Merger Consideration under this Merger Agreement upon surrender as set forth in the Reorganization Agreement of such shareholder's certificates which immediately prior to the Effective Time represented outstanding shares of Sand Common Stock.

     All Merger Consideration paid in accordance with Section 7 hereof delivered upon the surrender for exchange of shares of Sand Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Sand Common. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 7.

     9. At the Effective Time of the Merger, the separate existence of Merger Sub shall cease, and Sand shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if Sand had itself incurred them.

     10. Upon the Merger becoming effective, the Articles of Incorporation of the Surviving Corporation shall be amended in full to read as set forth in EXHIBIT A attached hereto.

     11.   (a)     Notwithstanding the approval of this Merger Agreement by
the shareholders of Sand and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Phoenix and Sand.

           (b) Notwithstanding the approval of this Merger Agreement by the shareholders of Sand and Merger Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided at any time prior to the Effective Time of the Merger.

           (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Sand, Phoenix or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

           (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

           (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Sand and Merger Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.


PHOENIX ACQUISITION CORPORATION


----------------------------------
Jack Kay, President


----------------------------------
Stuart J. Nichols, Secretary



SAND MICROELECTRONICS, INC.


----------------------------------
Anand Naidu, President

----------------------------------
            , Secretary

                                  EXHIBIT A
                          ARTICLES OF INCORPORATION
                                      OF
                       PHOENIX ACQUISITION CORPORATION

                                   ARTICLE I

The name of this corporation is "Phoenix Acquisition Corporation."

                                  ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     The name and address in the State of California of this corporation's initial agent for service of process is:

                                 Burke Norton
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

                                  ARTICLE IV

     This corporation is authorized to issue one class of stock, designated Common Stock. The total number of shares of Common Stock which this corporation is authorized to issue is One Thousand (1,000).

                                   ARTICLE V

     (a) LIMITATION OF DIRECTOR'S LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) INDEMNIFICATION OF CORPORATE AGENTS. The corporation is authorized to indemnify the directors and officers to the fullest extent permissible under California law.

     (c) REPEAL OR MODIFICATION. Any amendment, repeal or modification of the foregoing provision of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

                            OFFICERS' CERTIFICATE
                                      OF
                          SAND MICROELECTRONICS, INC.

     Anand Naidu, President, and                         , Secretary, of Sand
Microelectronics, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

     1. They are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

     2. The authorized capital stock of the Corporation consists of shares of Common Stock, no par value, of which there were shares outstanding and entitled to vote on the Agreement of Merger in the
form attached, and              shares of Preferred Stock, no par value, of
which no shares are issued or outstanding or entitled to vote on the Agreement of Merger in the form attached.

     3. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation in accordance with the General Corporation Law of the State of California.

     4.    The shareholder approval was by the holders of    % of the
outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, no part value, of the Corporation.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own
knowledge. Executed in San Jose, California, on              , 1998.


-------------------------------------
Anand Naidu, President


-------------------------------------
                , Secretary

                            OFFICERS' CERTIFICATE
                                      OF
                      PHOENIX ACQUISITION CORPORATION

     Jack Kay, President and Stuart J. Nichols, Secretary, of Phoenix Acquisition Corporation, a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify that:

     1. They are duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

     2. There is only one authorized class of shares of the Corporation, consisting of 1,000 shares of Common Stock, no par value, and the total number of issued and outstanding shares is 1,000, all of which are held by Phoenix Technologies, Ltd, a Delaware corporation ("Phoenix").

     3. The Agreement of Merger in the form attached was approved by the board of directors and the shareholder of the Corporation in accordance with the General Corporation Law of the State of California.

     4. The shareholder approval was 100% of the outstanding shares of the Corporation. The required vote was a majority of the outstanding shares of Common Stock, no par value, of the Corporation.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own
knowledge. Executed in San Jose, California, on              , 1998.


-------------------------------------
Jack Kay, President


-------------------------------------
Stuart J. Nichols, Secretary

                                   EXHIBIT C

                       FORM OF NON-COMPETITION AGREEMENT


      THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of the Effective Date (as defined below) by and among Phoenix Technologies Ltd., a Delaware corporation ("Phoenix") and September 17, 1998the undersigned shareholder (the "Shareholder") of Sand Microelectronics, Inc., a California corporation ("Company").

      WHEREAS, Phoenix, the Company and certain shareholders of the Company have entered into an Agreement and Plan of Reorganization dated as of
         , 1998 (the "Merger Agreement") which provides that the Phoenix will pay cash at certain times and in certain amounts (the "Merger Consideration") and shares of Phoenix Common Stock in exchange for shares of the Company's capital stock (the "Shares") and that certain options to purchase capital stock of the Company shall be assumed or replaced with options to purchase shares of Common Stock of Phoenix (collectively, the "Merger"). The Company is intended to become a part of the Virtual Chips business unit of Phoenix (the "Business Unit"), upon consummation of the Merger. The closing date of the Merger shall be the "Effective Date" of this Agreement.

      WHEREAS, as a result of the Merger, the Shareholder shall receive from Phoenix significant Merger Consideration in exchange for Shares held by the Shareholder pursuant to the terms of the Merger Agreement and pursuant to the terms of this Agreement.

      WHEREAS, as a condition to the Merger, and to preserve the value of the business being acquired by Phoenix after the Merger, the Merger Agreement contemplates, among other things, that the Shareholder will enter into this Agreement and that this Agreement will become effective on the Effective Date.

      NOW THEREFORE, in consideration of the mutual promised made herein, Phoenix and the Shareholder (collectively referred to as the "Parties") hereby agree as follows:

      1.     COVENANT NOT TO COMPETE OR SOLICIT.

             (a) Beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Non-Competition Period"), Shareholder shall not directly or indirectly (other than on behalf of Phoenix or the Company), without the prior written consent of Phoenix, engage anywhere in the "Restricted Territory" in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934), or participate in the financing, operation, management or control of, any "Business" (other than Phoenix), that engages or participates in a "Competing Business Purpose." For the purposes of this Section 1(a), the term "Business" shall mean any firm, partnership, corporation, entity or any division or business unit thereof, and the term "Competing Business Purpose" shall mean any Business whose "Primary Source of Revenue" is from the license or sale of "Competing Products." For purposes of this Section 1(a), "Primary Source of Revenue" shall mean greater than 50% of the revenue of the Business, and "Competing Products" shall mean products that are "Sufficiently Defined" ("Sufficiently Defined" shall mean that there exists a general set of features and functions describing the product in internal documents or business plans), designed or developed by the Company or the Business Unit during the period of Shareholder's employment with the COmpany or the Business Unit. Current examples of Competing Products include semiconductor intellectual property cores, models and test environments based on interconnect standards such as PCI, USB and IEEE 1394. The term "Competing Business Purpose" does not include Businesses whose Primary Source of Revenue is derived from the design, manufacture, distribution or services related thereto of semiconductor devices, systems or software other than Competing Products. By way of current example, Competing Business Purpose would include the IP business units within Mentor Graphics and Synopsys and would not include companies such as AMD, Cirrus Logic, Cisco Systems, Fujitsu, Hewlett Packard, Hitachi, Intel Corporation, LSI Logic, Lucent Technologies, Microsoft, Netscape, Sony and
Sun Microsystems. The term "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of the world in which the Company or Phoenix is currently engaged or during the term of this Agreement engages in business or otherwise sells its products, including India.

         (b) During the Non-Competition Period, Shareholder shall not directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging any employee of Phoenix or the Company to terminate his or her employment with Phoenix or the Company, excluding any general solicitation by the Shareholder or his affiliates for employment publicized by newspaper or other means of general dissemination which does not specifically target Phoenix or the Company's employees.

         (c) The covenants contained in paragraph (a) shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in paragraph (a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

         (d) Shareholder acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company prior to the Merger is an integral component of the value of the Company to Phoenix and is reflected in the value of the Merger Consideration and (ii) Shareholder's agreement as set forth herein is necessary to preserve the value of the Company for Phoenix following the Merger. Shareholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) the Company and Phoenix are engaged in a highly competitive industry, (ii) Shareholder has had unique access to, and will continue to have access to, the trade secrets and know-how of the Company, including without limitation the plans and strategy (and, in particular, the competitive strategy) of the Company, (iii) Shareholder is receiving significant consideration for the Shareholder's
Shares in connection with the Merger and (iv) in the event Shareholder's employment with Phoenix or the Company ended, the Shareholder believes he would be able to obtain suitable and satisfactory employment without violation of this Agreement.

         (e) Shareholder's obligations under this Agreement shall remain in effect if Shareholder's employment with Phoenix or the Company is terminated.

         (f) In the event Phoenix believes that Shareholder is in violation of Sections 1(a) or 1(b) of this Agreement, Phoenix will give Shareholder written notice of the violation so that Shareholder shall have an opportunity to cure the alleged breach by taking action promptly that is reasonably acceptable to Phoenix, such as ceasing the objectionable activity or reaching an agreement with Phoenix concerning the scope of the activity. If Shareholder takes such reasonably acceptable action within thirty days of receiving notice from Phoenix, then no breach of this Agreement shall be deemed to have occurred; provided, however, that Phoenix shall not be required to give the foregoing notice to Shareholder if the violation by its nature cannot be cured.

      2.   ARBITRATION

         (a) The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together the "Rules"). The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

         (b) At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

         (c) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

         (d) The parties agree that it would be impossible or inadequate to measure and calculate the other party's damages from any breach of the covenants set forth in this Agreement. Accordingly, each party agrees that if it breaches any provision of this Agreement, the other party will have available, in addition to any other right or remedy otherwise available, the right to injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         (e) Either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement without any abridgment of the powers of the arbitrator(s).

         (f) SHAREHOLDER HAS READ AND UNDERSTANDS THIS SECTION 2, WHICH DISCUSSES ARBITRATION. THE SHAREHOLDER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, SHAREHOLDER AGREES, EXCEPT AS SET FORTH IN SECTION 2(d) AND 2(e) ABOVE, TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF SHAREHOLDER'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

      3.   MISCELLANEOUS

         (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law. Shareholder hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

         (b) SEVERABILITY. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

         (c) NO ASSIGNMENT. Because the nature of the Agreement is specific to the actions of the Shareholder, the Shareholder may not assign this Agreement. This Agreement shall inure to the benefit of Phoenix and its successors and assigns.

         (d) NOTICE. All notices or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid or express courier with confirmation of delivery to the following addresses (or such other address for a party as shall have been specified by like notice):

                   (i)      if to Phoenix or the Company, to:


                            Phoenix Technologies Ltd.
                            411 E. Plumeria Drive
                            San Jose, CA 95134
                            Attention: Stuart J. Nichols, Vice President and General Counsel
                            Telephone: (408) 570-1000

                  (ii)     if to Shareholder, to:


                           Anand Naidu
                           1220 Valley Quail Circle
                           San Jose, CA 95120

         (e)   ENTIRE AGREEMENT.   This Agreement contains the entire
agreement and understanding of the Parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Phoenix and Shareholder.

         (f)   WAIVER OF BREACH.   The waiver of a breach of any term or
provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

         (g)   HEADINGS.   All captions and section headings used in this
Agreement are for convenience only and do not form a part of this Agreement.

         (h)   COUNTERPARTS.   This Agreement may be executed in
counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         (i)   TERM.   The term of this Agreement is three (3) years from the
Effective Date or such shorter period as may be applicable under Section 1(c) of this Agreement.

         (j)   LEGAL REPRESENTATION.   Shareholder acknowledges that:  (A) he
has read this Agreement; (B) he understands that Phoenix has been represented in the preparation, negotiation, and execution of this Agreement by Wilson Sonsini Goodrich & Rosati, counsel to Phoenix; (C) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has voluntarily declined to seek such counsel;
(D) he understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


PHOENIX TECHNOLOGIES LTD.                 SHAREHOLDER

By:
    --------------------------            -------------------------------
       Name:                              Name:
       Title:

























                           [NON-COMPETIITON AGREEMENT]

                                    EXHIBIT D

                           PHOENIX TECHNOLOGIES LTD.

                      DECLARATION OF REGISTRATION RIGHTS



      This Declaration of Registration Rights ("Declaration") is made as of
        , 1998, by Phoenix Technologies Ltd., a Delaware corporation ("Phoenix"), for the benefit of shareholders of Sand Microelectronics, Inc., a California corporation ("Sand"), acquiring shares of Phoenix Common Stock pursuant to that Agreement and Plan of Reorganization, dated as of September 18, 1998 (the "Reorganization Agreement"), among Phoenix, Sand and Phoenix Sub Corporation, a California corporation and wholly-owned subsidiary of Phoenix ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between Sand and Merger Sub and in consideration of such shareholders approving the Reorganization Agreement and the transactions contemplated thereby.

      1.   DEFINITIONS. As used in this Declaration:

           a. "Effective Time" means the time of acceptance by the California Secretary of State of the Agreement of Merger.

           b. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           c. "Holder" means: a shareholder of Sand to whom shares of Common Stock of Phoenix are issued pursuant to the Reorganization Agreement and the Agreement of Merger, and any transferee by inheritance or gift.

           d. "Registrable Securities" means for each Holder the number of shares of Phoenix Common Stock issued to such Holder pursuant to the Reorganization Agreement rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them.

           e.   "Securities Act" means the Securities Act of 1933, as amended.

           f.   "SEC" means the Securities and Exchange Commission.

      Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

      2.   PHOENIX REGISTRATION.

           a. If Phoenix shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising any registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to an SEC

Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement convering the sale of Registrable Securities, Phoenix will:

                (1) promptly give to each Holder written notice thereof (which, to the extent then known and applicable, shall include a list of the jurisdictions in which Phoenix intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from Phoenix described in clause (a) above, except as set forth in Section 2(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

           b. If the registration of which Phoenix gives notice is for a registered public offering involving an underwriting, Phoenix shall so advise the Holders as a part of the written notice given pursuant to Section 2a(1). In such event the right of any Holder to registration pursuant to Section 2a shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Phoenix) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by Phoenix. Notwithstanding any other provision of this Section 2b, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may limit the number of securities of the Holders to be included in the secondary portion of the registration and underwriting to not less than twenty percent (20%) of the Registrable Securities which Holders have requested be included therein. Phoenix shall so advise all such Holders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated among all such Holders on a pro rata basis on the basis of the number of their shares of Phoenix Common Stock. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Phoenix and the Underwriter. Any Registrable Securities, or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

           c. In the event that for any reason the Registrable Securities are not freely tradable by the Holders under the Securities Act one year following the date hereof (except for any volume or manner of sale restrictions under Rule 144 under the Securities Act imposed on any Holder by virtue of any affiliate status with Phoenix follwoing the date hereof), then Phoenix agrees to cause to be filed and be declared effective by the first year anniversary of the date hereof a Registration Statement on Form S-3 covering the sale of the Registrable Securities, and to keep such Registration Statement effective until the earlier of the second anniversary of the date hereof or until termination of Registration Rights pursuant to
Section 7 of this Declaration.

           d. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Declaration shall be borne by Phoenix, and all Selling Expenses shall be borne by the holders of the securities to be registered pro rata on the basis of the number of their shares so registered.

      3. EXPENSES. Phoenix shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Phoenix's outside counsel and independent accountants and a single counsel for all of the Holders.

      4. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

           a. Phoenix will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Phoenix of any rule or regulation promulgated under the Securities Act, or state securites laws, or common law, applicable to Phoenix in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Phoenix will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Phoenix in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

           b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Phoenix, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Phoenix's securities covered by such a registration statement, each person who controls Phoenix or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Phoenix, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Phoenix by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

           c. Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

           d. The obligations of Phoenix and each Holder under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

      5.   REPORTS UNDER EXCHANGE ACT. Phoenix agrees to:

           a. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Phoenix under the Securities Act and the Exchange Act; and

           b. furnish to each Holder, forthwith upon request (i) a written statement by Phoenix that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Phoenix and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Rule 144.

      6. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Phoenix, amend the registration rights granted hereunder.

      7. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Securities Act.

      8. THIRD PARTY BENEFICIARIES. It is intended that the shareholders of Phoenix be third party beneficiaries to this Declaration.